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                                                                    EXHIBIT 2.6
                                                                 EXECUTION COPY




                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                       PAXSON COMMUNICATIONS CORPORATION,




                                 CLEAR CHANNEL
                                METROPLEX, INC.,


                     CLEAR CHANNEL METROPLEX LICENSES, INC.


                                      AND


                                 CLEAR CHANNEL
                              COMMUNICATIONS, INC.





                          DATED AS OF AUGUST 25, 1997



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                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SECTION 1  CERTAIN DEFINITIONS..................................................................................2
                  1.1  Terms Defined in Appendix 1..............................................................2
                  1.2  Rule of Construction.....................................................................2

SECTION 2  PURCHASE AND SALE OF ASSETS; ASSET VALUE.............................................................2
                  2.1  Purchase and Sale........................................................................2
                  2.2  Excluded Assets..........................................................................4
                  2.3  Group II/III Assets, Group IV Assets and
                           Group V Assets.  ....................................................................4
                  2.4  Purchase Price; Allocation...............................................................4
                  2.5  Prorations and Adjustments...............................................................4
                  2.6  Payment of Purchase Price and Prorations and
                           Adjustments..........................................................................7
                  2.7  Assumption of Liabilities and Obligations................................................8

SECTION 3  REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................9
                  3.1  Organization and Authority of Seller.....................................................9
                  3.2  Authorization and Binding Obligation.....................................................9
                  3.3  Absence of Conflicting Agreements; Consents..............................................9
                  3.4  Governmental Licenses...................................................................10
                  3.5  Real Property...........................................................................11
                  3.6  Tangible Personal Property..............................................................12
                  3.7  Assumed Contracts.......................................................................12
                  3.8  Intangibles.............................................................................12
                  3.9  Financial Statements....................................................................13
                  3.10 Taxes and Tax Returns...................................................................13
                  3.11 Insurance...............................................................................13
                  3.12 Personnel...............................................................................13
                  3.13 Claims and Legal Actions................................................................13
                  3.14 Compliance with Laws....................................................................14
                  3.15 Conduct of Business in Ordinary Course..................................................14
                  3.16 Environmental Matters...................................................................14
                  3.17 Brokers.................................................................................16
                  3.18 Transactions With Affiliates............................................................16
                  3.19 Assets..................................................................................16
                  3.20 Employee Benefits.......................................................................16
                  3.21 Foreign Person..........................................................................17
                  3.22 Like-kind Exchange......................................................................17
                  3.23 Disclosure..............................................................................17

SECTION 4  REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................17
                  4.1  Organization, Standing and Authority....................................................17
                  4.2  Authorization and Binding Obligation....................................................17
                  4.3  Absence of Conflicting Agreements and Required
                           Consents............................................................................18
                  4.4  Buyer Qualifications....................................................................18
                  4.5  Brokers.................................................................................18



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                                      ii


                  4.6  Availability of Funds...................................................................19
                  4.7  Disclosure..............................................................................19

SECTION 5  CONDUCT OF THE BUSINESSES PRIOR TO
                   EFFECTIVE TIME..............................................................................19
                  5.1  Generally...............................................................................19
                  5.2  Dispositions............................................................................21
                  5.3  Liens...................................................................................21
                  5.4  Access to Information...................................................................21
                  5.5  Financial Information...................................................................22
                  5.6  Notice of Proceedings...................................................................22
                  5.7  Representations and Warranties..........................................................22

SECTION 6  SPECIAL COVENANTS AND AGREEMENTS....................................................................23
                  6.1  FCC Consent.............................................................................23
                  6.2  HSR Act Filing..........................................................................23
                  6.3  Confidentiality.........................................................................24
                  6.4  Cooperation.............................................................................25
                  6.5  Access to Books and Records.............................................................26
                  6.6  Employee Matters........................................................................26
                  6.7  Cure....................................................................................27
                  6.8  Environmental Reports...................................................................27
                  6.9  Fees of CEA.............................................................................28
                  6.10 Unwind Transaction......................................................................28
                  6.11 Updated Information.....................................................................29
                  6.12 Risk of Loss............................................................................30
                  6.13 Miscellaneous...........................................................................31

SECTION 7 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER........................................................32
                  7.1  Conditions to Obligations of Buyer at the
                           Closing.............................................................................32
                  7.2  Conditions to Obligations of Seller at the
                           Closing.............................................................................33

SECTION 8  CLOSING AND CLOSING DELIVERIES......................................................................34
                  8.1  Closing.................................................................................34
                  8.2  Deliveries by Seller....................................................................35
                  8.3  Deliveries by Buyer.....................................................................37

SECTION 9  TERMINATION.........................................................................................38
                  9.1  Termination of Agreement................................................................38
                  9.2  Procedure and Effect of Termination.....................................................39
                  9.3  Attorneys' Fees.........................................................................41
                  9.4  Specific Performance....................................................................41

SECTION 10  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION; CERTAIN REMEDIES.....................................................................41
                  10.1  Survival...............................................................................41
                  10.2  Indemnification by Seller..............................................................42
                  10.3  Indemnification by Buyer and Guarantor.................................................45



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                                      iii

                  10.4  Procedure for Indemnification..........................................................47

SECTION 11  MISCELLANEOUS......................................................................................49
                  11.1  Fees and Expenses......................................................................49
                  11.2  Notices................................................................................49
                  11.3  Benefit and Binding Effect.............................................................50
                  11.4  Further Assurances.....................................................................51
                  11.5  GOVERNING LAW..........................................................................51
                  11.6  Entire Agreement.......................................................................51
                  11.7  Waiver of Compliance; Consents.........................................................52
                  11.8  Counterparts...........................................................................52
                  11.9  Severability...........................................................................52
                  11.10 Cooperation With Respect to Like-Kind
                            Exchange...........................................................................52
                  11.11 Guaranty...............................................................................53




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                                      iv


                                  Appendices

Appendix 1             Definitions

                                    Exhibits

Exhibit 2.3            Group II - V Asset Purchase Agreement
Exhibit 8.2(a)         Assignment and Assumption Agreement


                                   Schedules

Schedule 1.1(f)        Excluded Contracts
Schedule 1.1(j)        Excluded Assets
Schedule 3.1           Qualifications
Schedule 3.3           Absence of Conflicting Agreements; Consents
Schedule 3.4           FCC Licenses
Schedule 3.5           Real Property
Schedule 3.6           Tangible Personal Property
Schedule 3.7           Contracts
Schedule 3.8           Intangibles
Schedule 3.9           Financial Statements
Schedule 3.10          Tax and Tax Returns
Schedule 3.11          Insurance
Schedule 3.12          Personnel
Schedule 3.13          Claims and Legal Actions
Schedule 3.15          Conduct of Business in Ordinary Course
Schedule 3.16          Environmental
Schedule 3.18          Transactions with Affiliates
Schedule 3.20          Employee Benefits
Schedule 4.4           Buyer Qualifications
Schedule 5.1           Certain Changes
Schedule 5.2           Certain Dispositions


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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement is dated as of August 25, 1997, by and among Paxson Communications Corporation, a Delaware corporation ("PCC" or "Seller"), Clear Channel Metroplex, Inc., a Nevada corporation ("Metroplex"), Clear Channel Metroplex Licenses, Inc., a Nevada corporation ("CCL"; Metroplex and CCL being referred to herein, collectively, as "Buyer"), and Clear Channel Communications, Inc., a Texas corporation ("Guarantor" or "Clear Channel").

                                R E C I T A L S:


         A. PCC owns certain assets used and useable in the following businesses (collectively, the "PCC Billboard and Network Businesses"):

              i. a commercial billboard outdoor advertising business in the Orlando, Florida market (the "Orlando Billboard Business" or, the "Billboard Business");

              ii. the Alabama Radio Network (the "Alabama Radio Network");

              iii. the Tennessee Radio Network (the "Tennessee Radio Network");

              iv. the University of Miami Sports radio network (the "University of Miami Sports Radio Network");

              v. the Florida Radio Network (the "Florida Radio Network");

              vi. the University of Florida Sports radio network (the "University of Florida Sports Radio Network"); and

              vii. the Penn State Sports radio network (the "Penn State Sports Radio Network").

         Each of the Billboard Business, the Alabama Radio Network, the Tennessee Radio Network, the University of Miami Sports Radio Network, the Florida Radio Network, the University of Florida Sports Radio Network and the Penn State Sports Radio Network are herein referred to, individually, as a "Business" and, collectively, as the "Businesses."

         B. Seller desires to sell, and Buyer desires to purchase, substantially all of the Assets of the Businesses, on the terms and conditions hereinafter set forth.




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                                       2

         C. If so elected by Seller, subject to the terms and conditions of this Agreement, Seller may enter into an exchange agreement with an Intermediary providing that the sale and purchase of some or all of the Assets described herein be effected in a transaction that will qualify, to the extent permissible, as a "like-kind exchange" under Section 1031 of the Code.

                              A G R E E M E N T S:

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:


SECTION 1  CERTAIN DEFINITIONS

         1.1 Terms Defined in Appendix 1. The terms defined in Appendix 1 hereto, as used in this Agreement, have the meanings set forth in Appendix 1. Section references in the definitions in the Appendix shall be deemed to refer to this Agreement and the Appendix shall be deemed to be part of this Agreement. Capitalized terms used, but not defined, herein or in Appendix 1 shall have the meanings ascribed to such terms in the Group II-V Asset Purchase Agreement.

         1.2 Rule of Construction. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule or
Exhibit is a reference to a Section of this Agreement or a Schedule or Exhibit hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits to this Agreement, and not solely to any particular part of this Agreement. The Schedules and Exhibits shall be deemed to be a part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


SECTION 2  PURCHASE AND SALE OF ASSETS; ASSET VALUE

         2.1 Purchase and Sale.

              (a) Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer, convey, assign and deliver to Buyer, and Buyer agrees to acquire, all of the following (collectively, the "Assets"): all the tangible and intangible assets used or useful in connection with the conduct



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                                       3

of the business or operations of the Businesses, together with any additions thereto between the date of this Agreement and the Closing Date in accordance with the provisions of this Agreement, but excluding assets disposed of between the date of this Agreement and the Closing Date in accordance with the terms and provisions of this Agreement and excluding the Excluded Assets, free and clear of any Liens, except for Permitted Liens, including

                     (i) the Tangible Personal Property;

                     (ii) the Real Property;

                     (iii) the Licenses;

                     (iv) the Assumed Contracts;

                     (v) the Intangibles;

                     (vi) all of Seller's proprietary information, technical information and data, maps, computer discs and tapes, FCC logs, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operations of the Businesses;

                     (vii) all books and records of Seller relating solely to the business or operations of the Businesses, including executed copies of the Assumed Contracts, other than account books of original entry and such files and records that are maintained at Seller's corporate offices for tax and accounting purposes;

                     (viii) all deposits and prepaid expenses of Seller with respect to items in respect of the Businesses that are prorated in favor of Seller pursuant to Section 2.5;

                     (ix) equipment warranties related to the Assets to the extent transferable by Seller; and

                     (x) the Accounts Receivable due to Seller in respect of the Businesses.

              (b) It is understood and agreed that Metroplex shall acquire the Non-License Assets included in the Assets and CCL shall acquire the License Assets included in the Assets. Notwithstanding the foregoing, however, it is understood and agreed that each of Metroplex and CCL shall be jointly and severally liable to perform the obligations of Buyer provided for in this Agreement and in the documents contemplated hereby.




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                                       4

         2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include the Excluded Assets. Notwithstanding anything to the contrary set forth in this Agreement, no representations, warranties or covenants or agreements of any nature whatsoever are made by Seller to Buyer with respect to the Excluded Assets.

         2.3 Group II/III Assets, Group IV Assets and Group V Assets. Simultaneously with the execution and delivery of this Agreement, PCC, Buyer and L. Paxson, Inc., a Delaware corporation ("LPI"), are entering into an Asset Purchase Agreement (the "Group II-V Asset Purchase Agreement"), in the form attached hereto as Exhibit 2.3, and dated as of the date hereof, pursuant to which PCC (and, in certain cases, LPI) will sell to Buyer, and Buyer will purchase from Seller (and, in certain cases, LPI), the Group II/III Assets, the Group IV Assets and the Group V Assets, on the terms and subject to the conditions set forth therein.

         2.4  Purchase Price; Allocation.

              (a) Purchase Price. The purchase price for the Assets shall be Twenty-Five Million Six Hundred Eighty-Eight Thousand Dollars ($25,688,000) (the "Estimated Purchase Price"), which sum shall be subject to upward or downward adjustment, as the case may be, pursuant to Section 2.5(a) below (the Estimated Purchase Price, as so adjusted, the "Purchase Price").

              (b) Appraisal and Allocation. Seller shall retain, at Seller's expense, Bond & Pecaro, or another recognized independent appraisal firm selected by Seller and reasonably acceptable to Buyer, to appraise the Businesses and the Assets. Seller shall provide Buyer with copies of the appraisals for the Assets within 90 days after the Closing Date. Seller and Buyer agree to allocate the Purchase Price among the Businesses and the Assets for all purposes, including financial accounting and tax purposes, including
Section 1060 of the Code and Temporary Treasury Regulations Section 1.1060-IT, in accordance with such appraisals. Buyer and Seller agree to file with their respective federal income tax returns initial asset acquisition statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation
Section 1.1060-IT, all in accordance with, and accurately reflecting, such appraisals and allocations.

         2.5  Prorations and Adjustments.

              (a) Prorations and Adjustments. The Purchase Price shall be determined by increasing or decreasing the Estimated Purchase Price as required to effectuate the proration of revenues and expenses as provided for herein. All revenues and all expenses arising from the operation of any of the



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                                       5

Businesses, including billboard rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, including program license payments, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), employee compensation, including wages, salaries, accrued vacation, sick leave, personal days, and commissions for each employee of Seller who becomes an employee of Buyer, license fees and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with GAAP and to effect the principle that Seller shall receive all revenues (other than Accounts Receivable) and shall be responsible for all expenses, costs and liabilities (including, without limitation, performance bonuses payable to the Assumed Employees allocable to the period prior to the Effective Time based on the pro rata accrual of such bonuses over the calendar year on a straight line basis) allocable to the operations of the Businesses for the period prior to the Effective Time, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and liabilities (including, without limitation, performance bonuses payable to the Assumed Employees allocable to the period after the Effective Time based on the pro rata accrual of such bonuses over the calendar year on a straight line basis) allocable to the operations of the Businesses for the period after the Effective Time in accordance with GAAP, subject to the following:

                     (1) There shall be no adjustment for, and Seller shall remain solely liable with respect to, any Excluded Contracts and any other obligation or liability not being assumed by Buyer in accordance with Section 2.7.

                     (2) No adjustment or proration shall be made in favor of Seller for the amount, if any, by which the value of the goods or services to be received by all the Stations (as defined in the Group II-V Asset Purchase Agreement) and the Businesses in the aggregate under their trade or barter agreements as of the Effective Time exceeds the value of any advertising time remaining to be run by such Stations and the Businesses as of the Effective Time. For purposes of this Agreement, including, without limitation, this
Section 2.5 and Section 5.1, the liability for performance obligations relating to advertising time under any trade or barter agreements shall be valued according to the applicable prevailing rates as of the Effective Time, and goods, services or other items being received shall be valued in accordance with GAAP as of the Effective Time.

                     (3) An adjustment or proration shall be made in favor of Buyer to the extent, if any, that (a) the value of the goods or services to be received by all the Stations and the



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                                       6

Businesses under their trade or barter agreements as of the Effective Time in the aggregate is more than $150,000 less than the value of any advertising time remaining to be run by such Stations and the Businesses thereunder as of the Effective Time (a "Negative Balance") and (b) Buyer has not expressly consented to the trade or barter agreements giving rise to such Negative Balance (and the allocation of such Negative Balance among the Businesses, Group II/III Stations, Group IV Stations and Group V Stations shall be made by Seller in its sole discretion).

              (b) Manner of Determining Prorations and Adjustments. The Purchase Price, taking into account the adjustments and prorations pursuant to
Section 2.5(a), will be determined in accordance with the following procedures:

                     (1) Seller shall prepare and deliver to Buyer not later than five (5) Business Days before the Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the adjustments or prorations under Section 2.5(a) (a "Preliminary Settlement Statement"). The Preliminary Settlement Statement (A) shall contain all information reasonably necessary to determine the adjustments or prorations under Section 2.5(a), including appropriate supporting documentation and such other information as may be reasonably requested by Buyer, to the extent such adjustments or prorations can be determined or estimated as of the date of the Preliminary Settlement Statement and (B) shall be certified by an officer (but without personal liability to such officer) on behalf of Seller to be true and complete to Seller's knowledge. The "Preliminary Purchase Price" shall be determined by adjusting the Estimated Purchase Price for the adjustments and prorations contained in the Preliminary Settlement Statement.

                     (2) Not later than ninety days after the Closing Date, Buyer shall deliver to Seller a statement setting forth Buyer's determination of any changes to the adjustments and prorations made at the Closing. Buyer's statement (A) shall contain all information reasonably necessary to determine the adjustments and prorations to the Purchase Price under Section 2.5(a), including appropriate supporting documentation, and such other information as may be reasonably requested by Seller, and (B) shall be certified by an officer (but without personal liability to such officer) on behalf of Buyer to be true and complete to Buyer's knowledge. Seller (and its authorized representatives) shall have the right to visit the Businesses during normal business hours to verify and review such documentation upon providing reasonable notice to Buyer (such access not to unreasonably interfere with the business or operations of the Businesses). If Seller disputes the adjustments and prorations determined by Buyer, it shall deliver



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                                       7

to Buyer, within fifteen (15) days after its receipt of Buyer's statement, a statement setting forth its determination of such adjustments and prorations. If Seller notifies Buyer of its acceptance of Buyer's statement, or if Seller fails to deliver its statement within the fifteen-day period specified in the preceding sentence, Buyer's determination of such adjustments and prorations shall be conclusive and binding on the parties as of the last day of such fifteen-day period.

                     (3) Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the adjustments and prorations in connection with the Closing. If the parties are unable to resolve any dispute within fifteen days following the delivery to Buyer of the statement described in the penultimate sentence of Section 2.5(b)(2), Buyer and Seller shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in the operation of businesses similar to the Businesses, to resolve such dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of the accountant, and, if necessary, for arbitration to select such accountant, shall be split equally between the parties.

         2.6  Payment of Purchase Price and Prorations and
              Adjustments.

              (a) At the Closing, Buyer shall pay or cause to be paid to Seller (or to such party or parties designated by Seller in writing) the Preliminary Purchase Price for the Assets by federal wire transfer of same-day funds in accordance with wire instructions delivered to Buyer by Seller at least three
(3) Business Days prior to such Closing.

              (b) Payments to Reflect Prorations and Adjustments.

                     (1) If the Purchase Price for the Assets as finally determined pursuant to Section 2.5(b)(2) exceeds the Preliminary Purchase Price, Buyer shall pay to Seller (or to such party or parties designated by Seller in writing), by federal wire transfer of same-day funds within five Business Days after the date on which the Purchase Price is determined pursuant to Section 2.5(b)(2), the difference between such Purchase Price and the Preliminary Purchase Price.




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                                       8

                     (2) If the Purchase Price, as finally determined pursuant to Section 2.5(b)(2), is less than the Preliminary Purchase Price, Seller shall pay to Buyer, by federal wire transfer of same-day funds within five Business Days after the date on which such Purchase Price is determined pursuant to
Section 2.5(b)(2), the difference between the Preliminary Purchase Price and such Purchase Price.

                     (3) If any dispute arises over the amount to be refunded or paid pursuant to this Section 2.6(b), such refund or payment shall nevertheless be made to the extent any amount is not in dispute.

              (c) It is understood and agreed that Buyer shall not be permitted to offset any amounts in respect of the Assets against any amounts in respect of the Group II/III Assets, the Group IV Assets or the Group V Assets that are the subject of the Group II-V Asset Purchase Agreement. Notwithstanding the foregoing, nothing contained in this Section 2.6(c) shall in any manner impair any right, remedy or recourse Buyer may have against PCC for fraud in connection with this Agreement.

         2.7  Assumption of Liabilities and Obligations.

              (a) Buyer shall assume and undertake to pay, discharge and perform the Assumed Liabilities as of the Closing Date.

              (b) Buyer shall not be required to assume any of the following:
(i) any obligations or liabilities under any Excluded Contract, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time, except insofar as a proration or adjustment therefor is made in favor of Buyer under Section 2.5(a), (iii) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of any of the Businesses or any of the Assets with respect to any events or circumstances that occur or exist prior to the Effective Time relating to such Businesses or the Assets, (iv) any credit agreements, note purchase agreements, indentures or other financing arrangements (other than any Assumed Contracts) of Seller and (v) any other obligation or liability of Seller that is not an Assumed Liability (including, without limitation, any increase in the Assumed Liabilities in violation of
Section 2.7(c)). Buyer shall perform all obligations arising out of the Assets (including the Assumed Contracts and the Licenses) relating to the period on or after the Effective Time. Seller shall retain all liabilities of Seller not assumed by Buyer.

              (c) Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that after the Effective Time,



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                                       9

Seller shall not, by any voluntary act or omission, increase the Assumed Liabilities other than as permitted in accordance with the terms and provisions of this Agreement, without the prior written consent of Buyer.


SECTION 3  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows as of the date hereof and as of the Effective Time:

         3.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and, in respect of the operations of the Businesses, is qualified to conduct business in the States set forth in Schedule 3.1. Except as set forth in Schedule 3.1, Seller has the requisite corporate power and authority to own and operate the Assets owned and operated by it, to carry on the business of the Businesses now being conducted by it, and to execute, deliver and perform this Agreement according to its terms.

         3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements; Consents. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein, by Seller will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or governmental authority, except as follows: (a) applicable requirements under the HSR Act; (b) consents to the assignment of the FCC Licenses to Buyer by the FCC; (c) filings with respect to real estate, sales and other transfer taxes;
(d) consent of third parties to assignment of certain of the Assumed Contracts as specified in Schedule 3.3; and (e) other immaterial consents, approvals, authorizations, actions, filings or notifications. Subject to obtaining the Consents, the execution, delivery and performance by Seller of this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not conflict with any provision of the Certificate of Incorporation and Bylaws of

Seller; (b) do not conflict with, result in a breach of, or constitute a default in any material respect under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to Seller; (c) do not result in the breach in any material respect of any contract or agreement to which Seller is a party or by which Seller may be bound; and (d) will not create any Lien upon any of the Assets, except for Permitted Liens.

         3.4  Governmental Licenses.

              (a) Schedule 3.4 identifies all FCC Licenses used in the operation of the Businesses (collectively, "FCC Licenses") and the date on which each expires. Except as described on Schedule 3.4, each FCC License is in full force and effect, and Seller is the authorized legal holder thereof. Except as set forth in Schedule 3.4, the conduct of the business and operations of each earth station facility authorized by an FCC License (an "Earth Station") is in accordance with the terms and conditions of the FCC Licenses for such Earth Station and the Communications Act and the rules, regulations and policies of the FCC in all material respects. Schedule 3.4 also sets forth a true and complete list of all applications filed with respect to any Earth Station that are pending at the FCC, true and complete copies of which have been delivered by Seller to Buyer. All material reports and filings required to be filed with the FCC by Seller with respect to each Earth Station have been timely filed in all material respects. All such reports and filings are accurate and complete in all material respects. Seller has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, canceling, rescinding or terminating any FCC License. Seller's operation of the Earth Stations complies in all material respects with the requirements set forth in the "Radio Frequency Protection Guides" recommended in "America National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 KHz to 100 GHz" (ANSI C95.1-1982), issued by the American National Standards Institute.

              (b) The FCC Licenses listed on Schedule 3.4 constitute all of the material licenses and authorizations required under the Communications Act or the current rules, regulations and policies of the FCC for the business and operation of each Earth Station as currently operated. Except as set forth in
Schedule 3.13, and except for investigations or other proceedings affecting the broadcasting industry generally, Seller has no knowledge of any pending or threatened investigation by or before the FCC, or any order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or material complaint by, before or with the FCC with respect to any Earth Station.

Seller knows of no fact relating to Seller's ownership or operation of the Earth Stations that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, cause the FCC to fail to approve in a timely fashion any of the applications for the FCC Consents.

         3.5 Real Property. Schedule 3.5 contains an accurate description as of the date of this Agreement of all Real Property. Except as described in
Schedule 3.5, Seller has good and marketable fee simple title to all fee estates included in the Real Property and good title to Seller's interests in all other Real Property, in each case free and clear of all Liens, except for Permitted Liens. Schedule 3.5 lists all leases and subleases pursuant to which any of the Real Property included in the Assets is leased by Seller. Seller has a valid leasehold interest in all such Real Property. Subject to obtaining the consents to assignment set forth on Schedule 3.3, such leases and subleases are assignable to Buyer. Seller is in compliance with such leases and subleases in all material respects and is not in breach or default in any material respect thereunder, and, to the knowledge of Seller, each other party to any such lease or sublease is not in default thereunder in any material respect. The Real Property includes sufficient access to the Businesses' facilities to conduct the operations of the Businesses in the manner in which they are currently operated in all material respects without the need to obtain other access rights. Seller has delivered to Buyer a true and complete copy of any and all title insurance policies, surveys, plans and maps relating to the Real Property in the custody, possession or control of Seller. None of the Real Property is subject to any lease, sublease, license or other agreement pursuant to which Seller grants to any other person any right to the use, occupancy or enjoyment of the Real Property or any part thereof, except as set forth on Schedule 3.5. There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding affecting any Real Property. All buildings, billboards and other improvements included within the Real Property are in working order and repair. The use of the Real Property as currently used is in compliance with applicable zoning and land-use laws in all material respects. As of the date hereof, Seller has received no actual written notice of any increase in property taxes affecting any item of Real Property to an amount in excess of 110% of the current taxes on such Real Property or of any other imposition which is not materially consistent with existing impositions, the effect of which is, if required, reflected on Seller's financial statements; provided that the foregoing shall not relate to increases resulting from improvements to the property made by Seller.

         3.6 Tangible Personal Property. Schedule 3.6 lists as of the date hereof all material items of Tangible Personal Property included in the Assets owned by Seller. Except as described in Schedule 3.6, Seller owns and has good title to the Tangible Personal Property listed thereon and none of the Tangible Personal Property included in the Assets is subject to any Liens, except for Permitted Liens. The Tangible Personal Property listed on Schedule 3.6 owned by Seller necessary for the normal operations of the Businesses as presently conducted is in satisfactory operating condition and adequate repair (given the age of such property and the use to which such property is put and ordinary wear and tear excepted).

         3.7 Assumed Contracts. Schedules 3.5, 3.7 and 3.12 include a complete list as of the date of this Agreement of all Assumed Contracts except (a) contracts with advertisers for production or the sale of advertising time on any Network for cash that may be canceled by Seller on not more than ninety days' notice without penalty, (b) trade or barter advertising agreements entered into in the ordinary course of business, (c) oral employment contracts terminable at will, (d) miscellaneous service contracts terminable on not more than thirty (30) days' notice, and (e) other Contracts entered into in the ordinary course of business, not involving liabilities exceeding Two Thousand Five Hundred Dollars($2,500) per contract per year and One Hundred Twenty-Five Thousand Dollars ($125,000) in the aggregate for all such other contracts for the Stations and the Businesses per year. Seller has delivered or made available to Buyer true and complete copies of all written Assumed Contracts and accurate descriptions of all oral Assumed Contracts listed in Schedules 3.5, 3.7 and 3.12. The Assumed Contracts are in full force and effect in all material respects. Subject to obtaining the consents to assignment set forth on
Schedule 3.3, the Assumed Contracts are assignable to Buyer. Seller is in compliance with the Assumed Contracts in all material respects and is not in breach or default in any material respect thereunder, and, to the knowledge of Seller, each other party to the Assumed Contracts is in compliance therewith in all material respects and not in default in any material respect thereunder.

         3.8 Intangibles. Schedule 3.8 is a complete list as of the date of this Agreement of all material Intangibles (exclusive of Licenses listed on Schedule 3.4). Seller has provided or made available to Buyer copies of all documents establishing or evidencing the Intangibles listed in Schedule 3.8. Other than with respect to matters generally affecting the industry of the Businesses and not particular to Seller, as of the date hereof, except as set forth in Schedule 3.8, Seller has not received any notice or demand alleging that Seller is infringing upon any trademarks, trade names, service marks, service names, copyrights or similar intellectual property rights owned by any other Person.

         3.9 Financial Statements. Seller has furnished Buyer with true and complete copies of the financial statements with respect to the Businesses described in Schedule 3.9 (the "Financial Statements"). Except as set forth in
Schedule 3.9, the Financial Statements have been prepared in accordance with GAAP, and present fairly in all material respects the financial condition of Seller with respect to the Businesses included in such Financial Statements as at their respective dates and the results of operations for the periods then ended.

         3.10 Taxes and Tax Returns. Except as set forth in Schedule 3.10 and except where the failure to file, pay or accrue any Taxes does not result in a Lien on the Assets or in the imposition of transferee or other liability on Buyer for the payment of Taxes, (a) all Tax Returns have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and (b) all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due.

         3.11 Insurance. Schedule 3.11 is a true and complete list of all insurance policies of Seller with respect to the Businesses. All policies of insurance listed in Schedule 3.11 are in full force and effect.

         3.12 Personnel. Schedule 3.12 contains a true and complete list as of the date of this Agreement of all employees of Seller engaged in the business and operations of the Businesses (collectively, the "Employees"), and a description of the compensation arrangements affecting them. Except as described in Schedule 3.12, as of the date hereof, Seller has no written or oral contracts of employment with any employee of the Businesses, other than oral employment contracts which are terminable at will. Except as set forth in
Schedule 3.12, Seller is not a party to or subject to any collective bargaining agreements with respect to the Businesses, and, no labor union or other collective bargaining unit represents or, to Seller's knowledge, claims to represent any of the employees of the Businesses. Seller has made available to Buyer copies of all employee handbooks and employee rules and regulations, if any.

         3.13 Claims and Legal Actions. Except as disclosed in Schedule 3.13 and for any FCC rulemaking proceedings generally affecting the industry of the Businesses and not particular to Seller, as of the date hereof, there is no material claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any material order, decree, or judgment, in progress or pending, or to the knowledge of Seller threatened, against Seller, the Assets, or the business or operations of any of the Businesses.

         3.14 Compliance with Laws. Seller is in compliance in all material respects with all federal, state and local laws, rules, regulations and ordinances applicable or relating to the ownership and operation of the Assets and the Businesses, including, without limitation, laws, rules, regulations and ordinances related to the operations and content of billboards.

         3.15 Conduct of Business in Ordinary Course. Except as set forth in
Schedule 3.15, from January 1, 1997 through the date of this Agreement, Seller has conducted the business and operations of the Businesses in the ordinary course consistent with past practice in all material respects and has not (a) made any material increase in compensation payable or to become payable to any of the employees of the Businesses, except as disclosed in Schedule 3.12, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of the Businesses, (b) made any sale, assignment, lease or other transfer of any of Seller's properties, other than obsolete assets no longer usable in the operations of the Businesses, or other assets sold or disposed of in the normal course of business with suitable replacements being obtained therefor, (c) incurred material loss of, or material injury to, any of the Assets as a result of any fire, explosion, windstorm, earthquake, labor trouble, riot, accident, act of God or public authority or armed forces or other casualty or waived any rights of substantial value related to the Assets, (d) made any material change in any method of accounting or accounting practice, or (e) transferred to any Affiliate of Seller any right, property or interest which is necessary or useful in the operations of the Businesses.

         3.16  Environmental Matters.

              (a) For purposes of this Agreement, the following definitions shall be applicable:

                     (i) "Applicable Environmental Law" shall mean any and all laws, statutes, regulations, and judicial interpretations thereof of the United States, of any state in which the Assets, or any portion thereof, or the business of the Businesses, are located, and of any other government or quasi-government authority having jurisdiction, that relate to the prevention, abatement and elimination of pollution and/or protection of the environment, including, but not limited to, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal

Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Refuse Act and the Emergency Planning and Community Right to Know Act (each as amended on or before the Effective Time), together with all state statutes serving any similar or related purposes, as in effect on or before the Effective Time.

                     (ii) "Hazardous Substance" means any substance designated pursuant to Section 307(a) and 311(b)(2)(A) of the federal Clean Water Act, 33 USCA ss.ss. 1317(a), 1321(b)(2)(A), Section 112 of the federal Clean Air Act, 42 USCA ss. 3412, Section 3001 of the federal Resource Conversation and Recovery Act, 42 USCA ss. 6921, Section 7 of the federal Toxic Substances Control Act, 15 USCA ss. 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USCA ss.ss. 9601(14), 9602, as amended by the Superfund Amendments and Reorganization Act of 1986.

              (b) Seller has supplied to Buyer a true and complete copy of the report for each environmental inspection or audit that Seller has caused to be conducted with respect to any of the Real Property as listed in Schedule 3.16.

              (c) (i) Except as set forth in Schedule 3.16, the improvements owned or used by Seller on the owned Real Property and on the leased Real Property do not contain any asbestos that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect. The equipment owned or used by Seller on the owned Real Property or any leased Real Property does not contain any polychlorinated biphenyls that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect.

                     (ii) No contamination caused by Seller exists on or under the owned Real Property or on or under any leased Real Property, or affecting any natural resources therein that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect.

                     (iii) No contamination has been caused by Seller on or under the owned Real Property or leased Real Property, or affecting any natural resources therein that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect.

                     (iv) The Assets and the Businesses are in compliance with all Applicable Environmental Laws in all material respects.

                     (v) Seller has no material liability relating to its ownership and operation of any of the Businesses as a result of noncompliance with any Applicable Environmental Law. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or, to Seller's knowledge, commenced against Seller in connection with its ownership or operation of any of the Businesses alleging any failure to comply in any material respect with any Applicable Environmental Law.

         3.17 Brokers. Except for the fees payable to Communications Equity Associates ("CEA"), which fees shall be paid by Buyer and Seller as set forth in Section 6.11 of the Group II-V Asset Purchase Agreement, neither Seller nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         3.18 Transactions With Affiliates. Except as set forth in Schedule 3.18, Seller is not, and since January 1, 1997, has not been a party, directly or indirectly, to any contract, lease, arrangement or transaction which is material to the business or operations of the Businesses, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any Affiliate of Seller, or any officer, director, employee, proprietor, partner or shareholder of Seller, and no such Person has any interest in or right to any of the Assets. The terms and conditions of the transactions involving Seller and any Affiliate of Seller which are identified in Schedule 3.18 are described briefly therein.

         3.19 Assets. Except for the Excluded Assets, the Assets include all of the assets or property used in the conduct of the business of the Businesses as currently operated.

         3.20 Employee Benefits. Schedule 3.20 lists all Employee Plans covering employees of the Businesses and, except as set forth in Schedule 3.20, copies of such Employee Plans together with any trusts related thereto have previously been made available to Buyer. All Employee Plans are in compliance with their terms and with the applicable provisions of ERISA and the Code in all material respects. No Employee Plan is, or within the past six years has been, subject to Title IV of ERISA or Section 412 of the Code. Seller has at no time contributed to, or been obligated to contribute to, any multi-employer plan (as defined in ERISA Section 3(37)). There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan pending, or to the knowledge of Seller threatened, against any Employee Plan which is reasonably expected to result in any material liability to Seller. Except as required by ERISA Sections 601 et seq. and Code Section 4980B, Seller does not sponsor, maintain or contribute to any Employee Plan which provides medical coverage to retirees or other former employees of Seller. Seller has not engaged in any transaction described in ERISA Section 4069 within the past five years. There is no governmental audit or examination of any Employee Plan. All contributions and premium payments required by law have been made in all material respects to each Employee Plan. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that it is so qualified.

         3.21 Foreign Person. Seller is not a "foreign person" or a "foreign corporation" as such terms are defined in Section 1445 of the Code.

         3.22 Like-kind Exchange. If Seller elects under Section 11.10 to effect the transfer of some or all of the Assets to Buyer in a manner qualifying as part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Code, Buyer's tax basis in the Assets shall not be less than the tax basis Buyer would have had in the Assets had Seller not made such an election under Section 11.10.

         3.23 Disclosure. None of the representations or warranties of Seller in this Agreement contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


SECTION 4  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows as of the date hereof and as of the Effective Time:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and, at the Effective Time, will be duly qualified to conduct business in each jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Businesses. Buyer has the requisite corporate power and authority to (a) execute, deliver and perform this Agreement according to its terms, and (b) own the Assets.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements and Required Consents. Except for the applicable requirements of the HSR Act and subject to the receipt of the FCC Consent, the execution, delivery and performance by Buyer of this Agreement (with or without the giving of notice, the lapse of time, or both):
(a) do not require the consent of any third party; (b) do not conflict with the articles of incorporation or bylaws of Buyer; (c) do not conflict in any material respect with, result in a material breach of, or constitute a material default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental authority applicable to Buyer or any material contract or agreement to which Buyer is a party or by which Buyer may be bound.

         4.4 Buyer Qualifications. To Buyer's knowledge, except as set forth on
Schedule 4.4, Buyer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Earth Stations under the Communications Act, and the rules, regulations and policies of the FCC. Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC (a) disqualify Buyer as an assignee of the FCC Licenses or as the owner and operator of any of the Earth Stations or (b) cause the FCC to fail to approve in a timely fashion any of the applications for the FCC Consents.

         4.5 Brokers. Except for the fees payable to CEA, which fees shall be paid by Buyer and Seller as set forth in Section 6.11 of the Group II-V Asset Purchase Agreement, neither Buyer nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         4.6 Availability of Funds. Buyer will have available sufficient funds to enable it to consummate the transactions contemplated hereby.

         4.7 Disclosure. None of the representations or warranties of Buyer in this Agreement contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


SECTION 5  CONDUCT OF THE BUSINESSES PRIOR TO EFFECTIVE TIME

         The following covenants of Seller in Sections 5.1 through 5.7 below shall apply between the date of this Agreement and the Effective Time with respect to the Businesses and the Assets. Notwithstanding anything to the contrary contained in this Agreement, Buyer and Seller acknowledge and agree that nothing in this Agreement shall apply to, or in any way restrict or limit, any of the businesses or operations of the Seller, other than the Businesses.

         5.1 Generally. Seller shall conduct the Businesses in all material respects in the ordinary course of business (except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement). With respect to the Businesses, Seller shall maintain and repair the facilities and equipment, maintain inventory of supplies, parts and other materials and keep books of account, records and files, in each case in the ordinary course of business consistent with past practice to the extent commercially reasonable. Seller shall continue to operate the Businesses in compliance in all material respects with all applicable laws and the FCC Licenses, to the extent applicable.

         Prior to the Effective Time, except as provided in Schedule 5.1 or as otherwise permitted by any provision of this Section 5.1, Seller with respect to the Businesses, will not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

                     (a) apply to the FCC for any construction permit that would restrict any of the Earth Station's present operations, or make any material change in any of the buildings, leasehold improvements or fixtures of the Businesses that is not in the ordinary course of business;

                     (b) enter into, renew, amend or modify any contract, lease, license or other agreement, provided that (1) Seller shall be permitted to enter into, renew, amend or modify any contract, lease, license or other agreement in the ordinary course of business not involving liabilities exceeding Two Thousand Five Hundred Dollars ($2,500) per contract, lease, license or agreement per year and One Hundred Twenty-Five Thousand Dollars ($125,000) per year in the aggregate for the Businesses and the Stations (as defined in the Group II-V Asset Purchase Agreement) for all such contracts, leases, licenses and other agreements, (2) Seller shall be permitted to enter into trade or barter agreements, in the ordinary course of business, consistent with past practice, which do not result in a Negative Balance and as set forth in Section 5.1(f) below, and (3) nothing contained herein shall be deemed to prevent Seller from entering into any contract, lease, license or other agreement not falling within the scope of the foregoing clauses of this Section 5.1(b), and, except as provided in clauses (1), (2) and (3) above and Schedule 5.1, any such contract, lease, license or other agreement entered into outside the ordinary course of business shall not constitute an Assumed Contract, unless expressly agreed to by Buyer;

                     (c) make any assignment for the benefit of creditors or take any action in contemplation of, or which would constitute the basis for, the institution of insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary;

                     (d) except as required by law or the Assumed Contracts,
(i) hire any employee except in the ordinary course of business, (ii) enter into, renew, amend or modify any contract of employment, collective bargaining agreement or other labor contract or (iii) permit any increases in the compensation of any of the employees of the Businesses, except for employees without employment contracts, salary increases each January 1 and July 1 consistent with past practices not exceeding 5% per year; provided, however, that Seller may pay bonuses to any of its employees so long as such bonuses do not create any liability or obligation upon Buyer.

                     (e) discount or otherwise reduce any accounts receivable of the Businesses, or collect any such receivables other than in the ordinary course of business consistent with past practice; and

                     (f) enter into any trade or barter agreements which would cause the value of goods or services to be received by all the Stations (as defined in the Group II-V Asset Purchase Agreement) and the Businesses in the aggregate to result in a Negative Balance; provided, however, that to the extent that Seller determines in good faith that it is necessary to enter into such a trade or barter agreement, Seller may do so, but if such agreement has not been consented to by Buyer and causes a Negative Balance, Buyer shall have no obligation in respect of such agreement to the extent of the obligations thereunder which cause such Negative Balance.

Whenever, pursuant to subsections (a) through (f) above, Seller shall request the consent of Buyer, the request shall be sent in writing via facsimile to Buyer in accordance with Section 11.2. With respect to requests for consent under Section 5.1, unless Buyer gives or denies its written consent by the end of the fifth Business Day after the request for consent is transmitted to Buyer, Buyer's written consent will be presumed to have been given as of that deadline. Prior to the Effective Time, Seller shall maintain in full force and effect the insurance policies of Seller listed on Schedule 3.11 with respect to the Businesses or policies providing similar coverage, and make and prosecute all claims thereunder in respect of any loss or damage to any of the Assets in accordance with past practice, and apply the proceeds thereof to the repair or replacement of any such Assets.

         5.2 Dispositions. Prior to the Effective Time, except as contemplated by this Agreement or set forth on Schedule 5.2, Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Assets, except any Assets no longer used in the business or operations of the Businesses or any Assets that are replaced with replacement property of equivalent value, kind and use. Notwithstanding the foregoing or anything else contained in this Agreement, the expiration by their terms of Contracts prior to the Effective Time shall not be deemed to be a violation of this Agreement.

         5.3 Liens. Prior to the Effective Time, Seller shall not create, assume or permit to exist any Liens upon the Assets, except for Permitted Liens and Liens that will be discharged prior to or on the Closing Date.

         5.4 Access to Information. Prior to the Effective Time, Seller shall give Buyer and its employees and other authorized representatives during normal business hours and with reasonable prior notice, access to the Assets and to all other books, records and documents of Seller relating to the Businesses (such access not to unreasonably interfere with the business or operations of the Businesses), including, without limitation, for purposes of conducting any surveys and/or environmental assessments of Real Property included in the Assets in accordance with Section 6.8, and will furnish or cause to be furnished to Buyer or its authorized representatives, upon reasonable notice, all information with respect to the business and operation of the Businesses that Buyer may reasonably request; provided that the foregoing do not unreasonably disrupt the business of Seller. As soon as practicable after the date hereof, and in any case prior to August 29, 1997, Seller shall provide Buyer with a list of the names under which any of the Businesses have been conducted by Seller or any Affiliate of Seller.

         5.5 Financial Information. For all periods prior to the Effective Time, Seller shall furnish Buyer within twenty (20) days after the end of each calendar month after the date hereof an unaudited statement of income and expense for such month of the Businesses owned by Seller and such other financial information prepared by Seller relating to the operations of the Businesses, as Buyer may reasonably request (the "Monthly Financial Information"). The Monthly Financial Information shall be prepared in accordance with GAAP (except for the absence of footnotes and year-end adjustments otherwise required by GAAP) and shall present fairly in all material respects the financial condition of Seller with respect to the Businesses included in such Monthly Financial Information as at the date thereof and for the periods then ended, as appropriate.

         5.6 Notice of Proceedings. Prior to the Effective Time, Seller and Buyer will promptly notify the other in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement, or the transactions contemplated hereunder, or upon receiving any notice from any court or government authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or the transactions contemplated hereunder, or to nullify or render ineffective this Agreement, or such transactions if consummated. Seller and Buyer will each use commercially reasonable efforts to contest, defend and resolve any such suit, proceeding or injunction brought against it, and to cause any temporary restraining order or preliminary injunction against such consummation to be lifted, promptly, so as to permit the consummation of the transactions contemplated hereby and thereby.

         5.7 Representations and Warranties. Prior to the Effective Time, Seller shall give Buyer detailed written notice promptly upon becoming aware
(i) that any representation or warranty of Seller under this Agreement, or under any document, instrument or agreement made or delivered by Seller in connection herewith, is untrue or misleading in any material respect and (ii) of any event or condition that would render any such representation or warranty untrue or misleading in any material respect if such event or condition were known to Seller when such representation or warranty was made.

SECTION 6  SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent.

                     (a) Buyer and Seller acknowledge that Buyer and Seller have prepared and, on July 16, 1997, filed with the FCC appropriate applications for the FCC Consent. Buyer and PCC shall prosecute the applications for the FCC Consent with commercially reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grants of the applications as expeditiously as practicable. Each party will promptly provide to the other party a copy of any pleading, order or other document served on it relating to such applications. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to any application for FCC Consent and any requests for reconsideration or review of any FCC Consent.

                     (b) If the FCC shall not have granted the FCC Consent by the date that is five Business Days prior to the date otherwise scheduled for the Closing pursuant to Section 8.1(a), Buyer and Seller shall cooperate and file with the FCC such requests and supporting information as may be required to obtain as expeditiously as possible special temporary authority to permit Buyer to operate the Earth Stations pending receipt of the FCC Consent.

                     (c) If the Closing shall not have occurred for any reason within the original effective period of any FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the effective period of the FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Section 9.

         6.2 HSR Act Filing. Seller and Buyer acknowledge that they have filed, or caused to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") certain filings that are required in connection with the transactions contemplated hereby under the HSR Act and submitted to the other party, prior to the filing thereof, their respective HSR Act filings and discussed with the other any comments the reviewing party may have had. Seller and Buyer agree to file, or cause to be filed, on or before August 26, 1997 with the DOJ and FTC all additional filings that are required in connection with the transactions contemplated hereby under the HSR Act, including reflecting that the assets used and usable in connection with the Tampa Billboard Business and the Sports Teams Business are to be excluded from the Assets, and will submit to the other party, prior to the filing thereof, their respective HSR Act filing and discuss with the other any comments the reviewing party may have. Buyer and Seller hereby agree that Buyer will not buy from Seller, and Seller will not sell to Buyer, the assets relating to the Tampa Billboard Business and the Sports Teams Business. Buyer and Seller agree to (a) cooperate with each other in connection with all such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (b) promptly file, after any request by the FTC or DOJ and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         6.3 Confidentiality.

                     (a) Each party will not use or disclose to third parties (except as may be necessary for the consummation of the transactions contemplated hereby, or as required by law, including, without limitation, in connection with legal proceedings relating to this Agreement, documents delivered in connection herewith or pursuant hereto and the transactions contemplated hereby and thereby, or otherwise pursuant to subpoena or the request of a governmental authority, and then only with prior notice to the other parties hereto, including delivery of a copy of the subpoena or request, if applicable) this Agreement or any information (including, without limitation, financial information and information regarding program contracts and revenue) received from the other parties hereto or their agents in the course of investigating, negotiating and performing the transactions contemplated by this Agreement and the documents delivered in connection herewith or pursuant hereto; provided, however, that each party may disclose such information to such party's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and the documents delivered in connection herewith or pursuant hereto and who are informed by such party of the confidential nature of such information. Nothing shall be deemed to be confidential information that: (1) is already in such party's possession, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to the other party hereto or another party, or (2) becomes generally available to the public other than as a result of a disclosure by such party or such party's officers, directors, employees, lenders, advisors, attorneys or accountants, or (3) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with, or other obligation of secrecy to, the other party hereto or another party, or (4) is developed independently by either party without resort to the confidential information of the other party. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, Buyer will return to Seller all copies of documents, work papers and other written confidential material obtained by Buyer in connection with the transactions contemplated hereby. If this Agreement is terminated, each party will return to the other party all information (including all documents, work papers and other written confidential material) obtained by such party from any other party in connection with the transactions contemplated by this Agreement.

                     (b) No party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably; provided, however, that nothing contained in this Agreement shall prevent any party, after notification to each other party, from taking any action required by law or from making any filings with governmental authorities that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary or desirable to the implementation and consummation of this Agreement, including, without limitation, obtaining any Consents and Estoppel Certificates and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations under this Agreement. Seller and Buyer shall each diligently make, and cooperate with the other in making, all commercially reasonable efforts to obtain or cause to be obtained prior to the Closing Date all Consents and Estoppel Certificates. Buyer agrees to use all commercially reasonable efforts to assist Seller in obtaining such Consents and Estoppel Certificates, and to take all commercially reasonable actions necessary or desirable to obtain such Consents and Estoppel Certificates, including, without limitation, executing such assumption instruments and other documents as may be reasonably required in connection with obtaining the Consents and Estoppel Certificates.

         6.5 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of two (2) years from the Closing Date any books and records relating to the Assets, but not included in such Assets. Buyer shall provide Seller access and the right to copy for a period of two (2) years after the Closing Date any books and records relating to the Assets, that are included in such Assets. Neither Buyer nor Seller will destroy any such books and records during such two (2) year period. After the expiration of such two
(2) year period, Buyer and Seller shall use commercially reasonable efforts to give the other parties to this Agreement reasonable prior written notice of their intention to destroy any such books and records prior to destroying any such books and records.

         6.6 Employee Matters. The following provisions shall be for the exclusive benefit of the parties to this Agreement and not for the benefit of any other person or entity:

                     (a) (i) Effective as of the Effective Time, Buyer (A) shall assume the Assumed Contracts listed on Schedule 3.12 and (B) may, in its sole discretion, but shall not be obligated to, offer employment to any of Seller's other employees with respect to the Businesses (collectively, those employees to whom Buyer elects to offer employment and who are employed pursuant to Assumed Contracts, the "Assumed Employees"). Except as otherwise provided in any Assumed Contract, Buyer may offer employment to the Assumed Employees on any terms and conditions that are determined by Buyer in its sole discretion, including with respect to the provision of retirement and health care benefits. Buyer shall assume the contracts of employment of the Assumed Employees and, notwithstanding anything in the foregoing to the contrary, to the extent such employment contracts assumed hereunder provide for terms and conditions in addition to those referenced in the preceding sentence, Buyer shall assume the terms thereof.

                     (b) To the extent the Purchase Price is reduced pursuant to Section 2.5 in respect thereof, Buyer shall grant Assumed Employees credit for and shall assume and be responsible for any liabilities with respect to sick leave and personal days accrued but unused by any Assumed Employees as of the Effective Time, and, to the extent of such Purchase Price reduction, Buyer shall grant Assumed Employees credit for and shall assume and be responsible for any liabilities with respect to any accrued but unused vacation for such employees as of the Effective Time. No such credit shall exceed the number of sick, personal and vacation days listed on Schedule 3.12.

                     (c) Buyer agrees that Seller may inform its employees that Buyer has agreed that the Assumed Employees will be offered employment as provided in this Section 6.6; provided, however, that Buyer shall have the right to approve any written statement to be made by Seller in connection therewith.

                     (d) Seller shall comply with the provisions of the Worker Adjustment and Retraining and Notification Act (the "WARN Act") and similar laws and regulations, if applicable, and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such applicable laws and regulations on account of the dismissal or termination of any of the employees of any of the Businesses by Seller prior to the Effective Time. Buyer shall employ at least that proportion of the employees of each Station as shall be necessary to prevent a "mass layoff" or a "plant closing" as such terms are defined in the WARN Act and Buyer shall comply with all applicable laws and regulations applicable in connection with Buyer's exercise of discretion in offering employment to employees of Seller, including, without limitation, those relating to employment discrimination.

                     (e) Within a reasonable period of time after the Effective Time, Seller shall transfer from the Paxson Communications 401(k) Profit Sharing Plan (the "Seller 401(k) Plan") to the 401(k) Plan maintained by the Guarantor or its Affiliates for the benefit of the employees of the Buyer ("Buyer's 401(k) Plan") an amount, in cash, equal to the aggregate account balances held in the Seller 401(k) Plan as of the date of transfer with respect to all Assumed Employees hired by Buyer as of the Effective Time, provided, however, that Buyer shall have no obligation under this Section 6.6(e) if Buyer reasonably believes such transfer shall cause Buyer's 401(k) Plan to not be qualified under the Code. Prior to the date of any such transfer, and as preconditions thereto: (i) Buyer shall use commercially reasonable efforts to deliver to Seller a copy of the most recently issued Internal Revenue Service ("IRS") determination letter (or other proof reasonably satisfactory to counsel for Seller) that Buyer's 401(k) Plan is qualified under the Code, and (ii) Seller shall use commercially reasonable efforts to deliver to Buyer a copy of the most recently issued IRS determination letter (or other proof reasonably satisfactory to counsel for Buyer) that the Seller 401(k) Plan is qualified under the Code. Seller and Buyer agree to cooperate with respect to any government filing, including, but not limited to, the filing of IRS Forms 5310-A, if necessary, to effect the transfer of assets contemplated by this
Section 6.6(e).

         6.7 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitutes or causes a breach of a representation or warranty of Seller or Buyer (including, without limitation, in the case of Seller, under the information disclosed in the Schedules hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or before 30 days after the receipt by such party of written notice thereof from the other party.

         6.8 Environmental Reports.

                     (a) Seller has ordered, at Seller's cost, a Phase I environmental report with respect to Seller's office building located at 1460 33rd Street, Orlando, Florida and Buyer has ordered Phase I environmental reports on the following parcels of owned Real Property for which Seller does not currently have a Phase I environmental report: billboard sites O-13, O-14, O-18, O-23, O-24, O-29, O-30, O-33(1), O-33(2), O-37, O-43, O-46 and O- 47 (the
"New Phase I Reports"). Buyer and Seller shall each pay one-half of the aggregate cost of obtaining the New Phase I Reports relating to such billboard sites. The respective parties shall deliver to the other copies of each New Phase I Report promptly upon receipt thereof. There are no other environmental reports with respect to the Real Property that are in the possession, custody or control of Seller.

                     (b) Seller will cooperate with Buyer in obtaining, at Seller's expense, a Phase II environmental report for any parcel of Real Property owned by Seller with respect to the Businesses to the extent expressly recommended in any New Phase I Report (a "Phase II Report"). Seller and Buyer shall use commercially reasonable efforts to obtain the Phase II Reports as soon as practicable thereafter; provided, however, that no such Phase II Reports (other than the Phase II Report which has been authorized by Seller with respect to Seller's office building) shall be ordered or obtained before the expiration of five (5) Business Days after the date hereof. The New Phase I Reports and any Phase II Reports are hereinafter referred to as the "Assessments."

                     (c) Copies of each Assessment shall be delivered to Seller by Buyer promptly after receipt by Buyer. Seller and Buyer agree that the results of any Assessment carried out pursuant to this Section shall not be disclosed to any third party, unless such disclosure is required by law; provided, however, that each party may disclose such information to such party's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and who are informed by such party of the confidential nature of such information.

                     (d) From and after the Effective Time, in accordance with and subject to the provisions of Section 10 hereof, Seller shall, at its sole cost, either undertake, or reimburse Buyer for, any remediation or other action required to eliminate noncompliance with Applicable Environmental Laws with respect to any Real Property owned by Seller, in each case as specifically set forth in any Phase II Report (irrespective of whether such Phase II Report is received before or after the Effective Time).

         6.9 Fees of CEA. No party shall have any liability to any other party in respect of the fees of CEA to be paid by Buyer and Seller in accordance with the terms of their respective agreements with CEA.

         6.10 Unwind Transaction. (a) If the sale of the Repurchase Assets has occurred hereunder and (i) the Group II-V Asset Purchase Agreement is terminated with respect to (A) all Group Sales or (B) the Group II/III Sale and the Group V Sale, or (ii) the Group II/III Closing and the Group V Closing have not occurred on or before the Termination Date, the parties hereto shall have the following rights and obligations:

                           (1) If the Group II-V Asset Purchase Agreement has
                  been terminated, other than as a result of Seller's breach or default of its obligations thereunder, Seller shall have the right, exercisable by written notice from Seller to Buyer given within five (5) Business Days of such termination of the Group II-V Asset Purchase Agreement or the Termination Date, as the case may be, to cause Buyer to sell back to Seller, and upon such request by Seller, Buyer shall sell back to Seller, the Repurchase Assets.

                           (2) If the Group II-V Asset Purchase Agreement has
                  been terminated, other than as a result of Buyer's breach or default of its obligations thereunder, Buyer shall have the right, exercisable by written notice from Buyer to Seller given within five (5) Business Days of such termination of the Group II-V Asset Purchase Agreement, to cause Seller to repurchase from Buyer, and upon the request of Buyer, Seller shall repurchase from Buyer, the Repurchase Assets.

                     (b) Such sale and repurchase described in Section 6.10(a) shall be effected on substantially the same terms as the terms on which the Assets were acquired by Buyer pursuant to this Agreement, and the purchase price therefor shall be Three Million Six Hundred Eighty-Eight Thousand Dollars ($3,688,000), subject to adjustment consistent with Section 2.5(b)(2), paid by Buyer pursuant to this Agreement. The consummation of such sale and repurchase shall be effected as soon as practicable following such termination of the Group II-V Asset Purchase Agreement or the Termination Date, as the case may be, subject to receipt of all consents, permits and approvals of government authorities and other third parties necessary to transfer the Assets back to Seller or otherwise to consummate the sale and repurchase, including, without limitation, all necessary consents of the FCC, DOJ and FTC pursuant to the HSR Act.

         6.11 Updated Information. On the date which is three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer a supplement to the Schedules to this Agreement (the "Schedule Supplement"), certifying that Seller has delivered to Buyer all notices required by Section 5.7 and setting forth any matter which, if existing or occurring on the date hereof, would have been required to be set forth or described on the Schedules hereto or that is necessary to complete or correct any information contained therein. This
Section 6.11 does not, and shall not be construed to, permit any actions or inactions by Seller not otherwise permitted under this Agreement. For purposes of the conditions to the Closing, if the matters disclosed in the Schedule Supplement fall within the exceptions set forth in clauses (1), (2) or (3) to
Section 7.1(a) or the exception to Section 7.1(b), then such exceptions shall apply, but no such disclosure by Seller to Buyer shall otherwise affect any of Buyer's rights or obligations hereunder, whether before or after the Closing. Without limiting the foregoing, regardless of any such disclosure, all representations and warranties of Seller in this Agreement shall survive the Closing to the extent provided in Section 10.1 of this Agreement, and Buyer shall be entitled to indemnification, in accordance with Section 10.2.

         6.12 Risk of Loss.

                     (a) The risk of any loss, damage, impairment, confiscation or condemnation of any Assets prior to the Effective Time (collectively, a "Loss") shall be borne by Seller. In the event of any Loss prior to the Effective Time that interferes with the normal operation of any of the Businesses to which such Assets relate, Seller shall promptly notify Buyer of same in writing, specifying with particularity the Loss incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage, if any, applicable thereto.

                     (b) (i) Except as provided in Section 6.12(c), if the Assets subject to such Loss have not been restored or replaced by the Effective Time, Buyer shall proceed to consummate the transactions to be consummated at the Closing pursuant to this Agreement. Buyer and Seller shall negotiate in good faith to agree on the amount of the costs necessary to complete the restoration and replacement of such damaged Assets. To the extent Buyer and Seller are unable to agree on the amount of such costs, Buyer and Seller shall jointly designate an independent appraiser who shall be knowledgeable and experienced in the operation of businesses similar to the Businesses to resolve such dispute. If the parties are unable to agree on the designation of an independent appraiser, the selection of the appraiser to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

                           (ii)  To the extent the parties agree to the amount
of such costs prior to the Effective Time or the appraiser is able to determine the amount of such costs prior to the Effective Time, such amount shall be deducted from the Preliminary Purchase Price. To the extent such amount is not determined prior to the Closing Date, such amount shall be a Settled Claim and shall be paid by Seller to Buyer pursuant to Section 10.2(a)(viii). The appraiser's resolution of any such dispute shall be final and binding on the parties. Any fees of the appraiser and, if necessary, for arbitration to select such appraiser, shall be split equally between the parties.

                     (c) If any Assets have suffered a Loss which has had a Material Adverse Effect, Seller shall give prompt written notice thereof to Buyer. If on the Effective Time, such Loss continues to have a Material Adverse Effect, (i) either and both of Buyer or Seller shall have the right, by giving prompt written notice thereof to the other, to postpone the Closing Date for a period of up to 90 days and shall close no later than such 90th day if the Assets subject to such Loss have been repaired or replaced by such date; provided, however, that the Closing shall occur as promptly as practicable after such Assets are repaired or replaced. Notwithstanding the foregoing, if such Assets are not repaired or replaced in all material respects by the expiration of such 90-day period, Buyer shall have the right to terminate this Agreement; such right to be exercised within ten (10) Business Days after the expiration of such 90-day period.

         In addition to the foregoing in this Section 6.12(c), if, prior to the first applicable Effective Time under the Group II-V Asset Purchase Agreement, the regular transmission of the Networks considered as a whole, are interrupted for a period of five (5) or more consecutive days or fourteen (14) or more periods of 24 consecutive hours, Seller shall give Buyer notice of such interruption within five (5) Business Days of such interruption. After receipt of such notice, Buyer may terminate this Agreement by giving written notice thereof to Seller within ten (10) Business Days of receipt by Buyer of such notice. If Buyer chooses not to terminate this Agreement or fails to give written notice within such ten (10) Business Day period, Buyer shall have no further right to terminate this Agreement in respect of such interruption and the remaining provisions of this Agreement shall govern.

                     (d) The risk of loss, damage, impairment, confiscation or condemnation of any of the Assets arising after the Effective Time shall be borne by Buyer and no such loss, damage, impairment, confiscation or condemnation of such Assets shall (i) give Buyer any claim against Seller with respect thereto, including, without limitation, any claim for indemnification pursuant to Section 10.2, or (ii) otherwise affect Buyer's obligation to consummate the Closing or pay the Purchase Price.

                     (e) If before the Effective Time, the regular transmission of any Network in the normal and usual manner is interrupted for a period of 12 continuous hours or more, Seller shall give prompt written notice thereof to Buyer.

         6.13 Miscellaneous. (a) As soon as practicable after the date hereof, Seller shall notify Buyer in writing if Seller is subject to any law, regulation or ordinance with respect to amortization or limitation on any right to maintain, repair or rebuild any of the billboard faces included in the Assets in the event of damage or decay.

                     (b) To the extent that any of the Assets constitute billboard faces which are under construction on the date hereof, Seller will have the construction of any such billboard faces completed prior to Closing, at Seller's sole cost and expense; provided that to the extent such construction is not completed by Closing, Seller shall be responsible for the cost of completion of such construction (and, notwithstanding anything to the contrary set forth herein, such obligation shall not be subject to the Hurdle Amount, as defined below in Section 10).


SECTION 7 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations of Buyer at the Closing. The obligations of Buyer at the Closing hereunder are subject, at Buyer's option, to the fulfillment prior to or at the Closing of each of the following conditions:

                     (a) Representations and Warranties. The representations and warranties of Seller shall be true and correct at and as of the Closing Date as though made at and as of that time, except (1) to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation or warranty shall be true and correct in all material respects as of such earlier specified date or dates (subject to clause 3 below), (2) for changes which are permitted or contemplated pursuant to this Agreement or (3) where the consequence of the matter set forth in such representation or warranty having failed to be true and correct as of the date when made, on the Closing Date or on such earlier specified date, would not have a Material Adverse Effect.

                     (b) Covenants. Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date, except to the extent that the consequence of the failure of Seller to have so performed or complied would not have a Material Adverse Effect.

                     (c) FCC Consent. The FCC Consent shall have been granted or, if the FCC Consent shall not have been granted, special temporary authority shall have been granted by the FCC to permit Buyer to operate the Earth Stations pending the grant of such FCC Consent.

                     (d) HSR Act. The waiting period under the HSR Act in respect of the transactions to be consummated at the Closing shall have expired or terminated and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act relating to such transactions.

                     (e) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Buyer from consummating the transactions at the Closing contemplated by this Agreement.

                     (f) Deliveries. Seller shall have made, or stand willing to make, all the deliveries to Buyer described in Section 8.2.

                     (g) Required Consents. All Required Consents shall have been obtained and delivered to Buyer.

         7.2 Conditions to Obligations of Seller at the Closing. The obligations of Seller at the Closing hereunder are subject, at Seller's option, to the fulfillment prior to or at such Closings of each of the following conditions:

                     (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time, except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and accurate in all material respects as of such earlier specified date or dates.

                     (b) Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                     (c) FCC Consent. The FCC Consent shall have been granted or, if the FCC Consent shall not have been granted, special temporary authority shall have been granted by the FCC to permit Buyer to operate the Earth Stations pending the grant of such FCC Consent.

                     (d) HSR Act. The waiting period under the HSR Act in respect of the transactions to be consummated at the Closing shall have expired or terminated and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act relating to such transactions.

                     (e) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Seller from consummating the transactions at the Closing contemplated by this Agreement.

                     (f) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 8.3.


SECTION 8 CLOSING AND CLOSING DELIVERIES

         8.1 Closing.

                     (a) Closing Date.

                           (i)  Subject to the satisfaction or, to the extent
permissible by law, waiver (by the party for whose benefit the Closing condition is imposed) on the date scheduled for the Closing of the conditions precedent set forth in Section 7.1 or 7.2, as appropriate, the parties hereto agree that the Closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m., Washington, D.C. time, on the later of (x) October

1, 1997, and (y) the date reasonably agreeable to Seller and Buyer not less than five (5) Business Days nor more than ten (10) Business Days, following the expiration or termination of the waiting period under the HSR Act in respect of the transactions contemplated by this Agreement; provided, however, that, notwithstanding clause (y) above, if the waiting period under the HSR Act in respect of the transactions contemplated by this Agreement expires or terminates prior to October 1, 1997, the Closing of the transactions contemplated by this Agreement shall take place no later than October 1, 1997, and, provided, further that in no event shall the Closing hereunder occur prior to the earlier of (A) the making of the Group V Loan (as defined in the Group II-V Asset Purchase Agreement) and (B) the consummation of the Group II/III and Group V Closing (as defined in the Group II-V Asset Purchase Agreement) and the Closing hereunder shall be scheduled to occur concurrently with the date that is the earlier of the foregoing dates in clauses (A) and (B).

                           (ii)  Notwithstanding the foregoing, if on the
date otherwise scheduled for the Closing pursuant to the preceding paragraph, the conditions precedent set forth in Sections 7.1(c), 7.1(e), 7.1(g), 7.2(c), or 7.2(e) have not been satisfied, the party for whose benefit such conditions have been imposed may elect to postpone the Closing, and the Closing shall thereafter take place on a date specified by not less than five (5) Business Days' prior written notice from such party, which date shall be not less than five (5) Business Days nor more than ten (10) Business Days after the satisfaction or waiver of such conditions precedent. Notwithstanding the foregoing, if the Closing has been postponed pursuant to Section 6.12, the Closing shall take place in accordance with the provisions of Section 6.12, on the date specified by not less than five (5) Business Days' nor more than ten
(10) Business Days' prior written notice from Seller to Buyer until the expiration of the period set forth in Section 6.12. The parties shall seek any extension of the FCC Consent that may be required for any such postponement of the Closing.

                           (iii)  In no event shall the Closing hereunder
occur later than the Termination Date, except as provided in
Section 9.1.

                     (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall take the following actions and deliver to Buyer the following documents, in form and substance reasonably satisfactory to Buyer and its counsel:

                     (a) Conveyancing Documents. Duly executed assignments and other conveyancing documents that are sufficient to convey and vest good and, in the case of owned Real Property, marketable, title to the Assets to the Buyer, free and clear of all Liens, except for Permitted Liens. Such documents shall include, but shall not be limited to, the following:

                           (i)   Assignment and Assumption Agreement for the
Assumed Contracts, substantially in the form of Exhibit 8.2(a) annexed hereto (the "Assignment and Assumption Agreement"), and assignment agreements in recordable form for each Real Property lease (provided, however, that Seller shall have no liability to Buyer with respect to the recording or recordability of any such assignment agreements and the recording or recordability of any such assignment agreements shall not be a condition to the satisfaction of this
Section 8.2(a)(i));

                           (ii)  deeds (the "Deeds") in recordable form
conveying fee simple title to all Real Property owned by Seller and used in the Businesses, subject to Permitted Liens and consistent with and subject to the representations and warranties and the indemnity limitations set forth in this Agreement;

                           (iii) bills of sale; and

                           (iv)  an Assignment and Acceptance of FCC Licenses.

                     (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by the President of Seller (but without personal liability to such officer), certifying to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b).

                     (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by the Secretary of Seller (but without liability to such officer), certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors and shareholders (if required) of Seller, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and that attached thereto are true, correct and complete copies of the Certificate of Incorporation and bylaws of Seller.

                     (d) Consents and Estoppel Certificates. A copy of the Required Consents and any other instrument evidencing any Consents and Estoppel Certificates received.

                     (e) Releases. Any mortgage discharges or releases of Liens that are necessary in order for the Assets to be free and clear of all Liens, other than the Permitted Liens, or pay-off letters from any of Seller's lenders providing for such discharges and releases upon payment by Seller of the obligations owed to such lenders with the proceeds of the Preliminary Purchase Price on the Closing Date.

                     (f) Good Standing Certificates. A certificate as to the formation and good standing of Seller issued by the Secretary of State of the state of its incorporation, dated not more than ten (10) days before the Closing Date.

                     (g) Incumbency Certificate. A certificate signed by an officer of Seller (but without personal liability to such officer) certifying the signature and incumbency of the person executing this Agreement on behalf of Seller.

                     (h) Title Commitments. ALTA title commitments issued by Lawyers Title Insurance Corporation obtained by Seller at Buyer's expense (at the minimum promulgated rates in the State of Florida plus reasonable title search fees), insuring fee simple title in each fee estate included in the Real Property, subject to standard survey exceptions and Permitted Liens, in an amount reasonably determined by Buyer that permits such commitments to be obtained.

                     (i) Lien Search Results. The results of a search for tax, lien and judgment filings with respect to each of the names reasonably requested by Buyer no later than 20 days before Closing, obtained by Seller, at Buyer's expense, against the Secretary of State's records of the State of Florida, Tennessee and Alabama (as applicable, with respect to such names) and in the records of each county in Florida, Tennessee and Alabama (as applicable, with respect to such names) in which any of the Assets are located, reflecting the absence of Liens other than Permitted Liens and Liens removed concurrently with, or prior to, Closing.

                     (j) Other. Such other documents expressly called for to be delivered by Seller under the terms of this Agreement or as may reasonably be requested by Buyer.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall take the following actions and deliver to Seller the following documents, in form and substance reasonably satisfactory to Seller and its counsel:

                     (a) Closing Payment. Make the payment described in Section 2.6(a).

                     (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by the President of Buyer (but without personal liability to such officer), certifying to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b).

                     (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Secretary of Buyer (but without personal liability to such officer), certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors and shareholders (if required) of the Buyer, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and that attached thereto are true, correct and complete copies of the Certificate of Incorporation and bylaws of Buyer.

                     (d) Assignment and Assumption Agreements. The duly executed Assignment and Assumption Agreement and the Assignment and Acceptances of FCC Licenses referenced in Section 8.2(a)(iv).

                     (e) Good Standing Certificate. A certificate as to the existence and good standing of Buyer issued by the Secretary of State of the State of organization of Buyer, dated not more than ten (10) days before the Closing Date, and certificates issued by the appropriate governmental authority as to the qualification of Buyer to do business in each jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Businesses.

                     (f) Incumbency Certificate. A certificate signed by an officer of Buyer and Guarantor (but without liability to such officers) certifying the signatures and incumbency of the persons executing this Agreement on behalf of Buyer and the Guarantor.

                     (g) Other. Such other documents expressly called for to be delivered by Buyer under the terms of this Agreement or as may be reasonably requested by Seller.

SECTION 9 TERMINATION

         9.1 Termination of Agreement. This Agreement may be terminated only as follows:

                     (a) at any time by written consent of each of Buyer, Guarantor and Seller;

                     (b) by either Buyer or Seller, if the terminating party is not in default or breach in any material respect of its obligations under this Agreement, if the Closing hereunder has not taken place on or before the Termination Date;

                     (c) by Seller, if Seller is not in default or breach in any material respect of its obligations under this Agreement, if the conditions precedent to Seller's obligations in Section 7.2 have not been satisfied (or waived by Seller) by the date scheduled for such Closing pursuant to Section
8.1 (as such date may be postponed pursuant to Sections 6.12 and 8.1(a)(ii));

                     (d) by Buyer, if Buyer is not in default or breach in any material respect of its obligations under this Agreement, if the conditions precedent to Buyer's obligations in Sections 7.1 have not been satisfied (or waived by Buyer) by the date scheduled for the Closing pursuant to Section 8.1 (as such date may be postponed pursuant to Sections 6.12 and 8.1(a)(ii));

                     (e) if the Closing under this Agreement has not occurred, by either Buyer or Seller, if the terminating party is not in default or breach in any material respect of its obligations under this Agreement and the Group II-V Asset Purchase Agreement, if the Group II-V Asset Purchase Agreement is terminated with respect to (i) the Group II/III Sale and the Group V Sale or
(ii) all Group Sales, in each case, pursuant to Section 9.1 thereof; and

                     (f) by Buyer, pursuant to Section 6.12(c).

                     Notwithstanding anything in this Section 9.1 to the contrary, if on the Termination Date, the Closing has not occurred solely because any required notice period for the Closing has not lapsed, the Termination Date shall be extended until the lapse of such period.

                     Without limiting the generality of the foregoing or any applicable law, neither Buyer, on the one hand, nor Seller, on the other hand, may rely on the failure of any condition precedent set forth in Section 7 to be satisfied as a ground for termination of this Agreement by such party if such failure was caused by such party's failure to act in good faith, or a breach of or failure to perform its representations, warranties, covenants, agreements or other obligations in accordance with the terms hereof.

         9.2 Procedure and Effect of Termination.

                     (a) In the event of termination of this Agreement by either or both of Buyer and/or Seller pursuant to Section 9.1, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein:

                                    (i) None of the parties hereto shall have
                          any liability or further obligation to any other party or any of their respective directors, officers, shareholders, employees, agents, or Affiliates pursuant to this Agreement or otherwise, except as stated in Sections 6.3, 6.9, 9.2, 9.3 and 11.1 hereof;

                                    (ii) Except for Guarantor, which shall have
                          liability as Guarantor hereunder, if applicable, and Mr. Lowell W. Paxson, who shall have liability as guarantor pursuant to the Guaranty set forth in
                          Section 6.10(a)(i)(6) of the Group II-V Asset Purchase Agreement to the extent set forth therein, if applicable, notwithstanding anything herein or in applicable law to the contrary, none of the respective directors, officers, shareholders, employees, agents or Affiliates of any of the parties hereto shall have any liability or obligation to any other party or any of their respective directors, officers, shareholders, employees, agents or Affiliates pursuant to this Agreement or otherwise; and

                                    (iii) All filings, applications and other
                          submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

                     (b) With respect to terminations pursuant to Section 9.1 hereof:

                                    (i) If this Agreement is terminated
                          pursuant to Sections 9.1(a) or 9.1(f), then and in that event, none of the parties hereto shall have any recourse against or liability to the other parties hereto, except as stated in this Section 9.2(b) and Sections 6.3, 6.9, 9.2(a), 9.3 and 11.1 hereof or in any written agreement entered into by the parties in connection with such termination.

                                    (ii) If this Agreement is terminated by
                          Seller pursuant to Section 9.1(b), 9.1(c) or 9.1(e), and Buyer is in breach or default of its obligations under this Agreement, then Seller shall have the right to pursue all legal and equitable remedies available to it against Buyer and Guarantor for breach of contract; provided, that, notwithstanding the foregoing, in the case of termination under
                          Section 9.1(e) if the Group V Loan (as defined in the Group II-V Asset Purchase Agreement) has been made, Seller shall be entitled only to the remedies, if any, specified in the Group II-V Asset Purchase Agreement.

                                    (iii) If this Agreement is terminated by
                          Buyer pursuant to Section 9.1(b), 9.1(d) or 9.1(e), and Seller is in breach or default of its obligations under this Agreement, then Buyer shall have the right to pursue all legal and equitable remedies available to it against Seller for breach of contract.

         9.3 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses incurred in connection with such proceedings (whether incurred in arbitration, at trial, or on appeal).

         9.4 Specific Performance. In the event of a breach or threatened breach by Buyer, Guarantor or Seller of any representation, warranty, covenant or agreement under this Agreement, in addition to any other remedy available to it (but subject to the proviso in Section 9.2(b)(ii) hereof), Seller or Buyer, as the case may be, shall be entitled to an injunction restraining any such breach or threatened breach by the other parties to this Agreement and, subject to obtaining any requisite approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring such other parties to fulfill their respective obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damages and without any bond or other security being required.

SECTION 10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Survival.

                     (a) The representations and warranties of Buyer, Guarantor and Seller contained herein shall survive the Closing for a period expiring eighteen (18) months after the Effective Time and shall terminate on such date, except to the extent that any claims for indemnification in respect of a breach of any such representation or warranty is made on or before the dates set forth in the preceding clause, in which case such representation or warranty (but not any others) shall survive until the resolution of such claim.

                     (b) Notwithstanding the foregoing, (1) any claims for indemnification related to a breach of the representations and warranties contained in Section 3.16 shall survive, and must be brought before the expiration of the period expiring thirty-six (36) months after the Effective Time and (2) any claims for indemnification pursuant to Section 10.2(a)(iv) or related to a breach of the representations and warranties contained in Sections
3.10 and 3.22 shall survive, and must be brought before the expiration of, the applicable statute of limitations.

                     (c) Buyer's obligation to pay, perform or discharge the Assumed Liabilities shall survive until such Assumed Liabilities have been paid, performed or discharged in full.

                     (d) Seller's obligations to pay, perform or discharge all liabilities of Seller that are not Assumed Liabilities

("Retained Liabilities"), and to indemnify Buyer in respect thereof, shall survive until such liabilities have been paid, performed or discharged in full.

                     (e) Any claim for indemnification in respect of a covenant or agreement of Buyer or Seller hereunder to be performed before the Closing shall be made before the expiration of the eighteen (18) month anniversary of the Effective Time. The covenants and agreements of the parties contained herein and to be performed to any extent after the Closing Date shall survive the Closing until fully paid, discharged and performed, and any claims for indemnification in respect of a breach of such covenants to be performed after the Closing Date shall survive until such covenants and agreements are so paid, discharged and performed.

         10.2 Indemnification by Seller. (a) After the Closing, Seller hereby agrees to indemnify, defend and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                          (i) Any and all losses, liabilities or damages
resulting from any breach of any representation or warranty made pursuant to this Agreement as of the date hereof or as of the Effective Time, or any failure by Seller to perform any covenant of Seller set forth in this Agreement or in any certificate, document or instrument prepared by Seller and delivered to Buyer hereunder;

                          (ii) Any failure by Seller to pay, perform or
discharge any and all Retained Liabilities;

                          (iii) Any litigation, proceeding or claim by any
third party arising from the business or operations of the Businesses by Seller prior to the Effective Time, except to the extent arising from the Assumed Liabilities;

                          (iv) If Seller elects under Section 11.10 (the "1031
Election") to effect the transfer of some or all of the Assets to Buyer in a manner qualifying as part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Code (a "Like-kind Exchange"), (A) the excess, if any, of (1) all reasonable out-of-pocket costs and expenses of Buyer in consummating the transfer of any of the Assets to Buyer in a Like-kind Exchange, including, without limitation, reasonable legal fees and expenses for the review of any additional documentation to be executed and delivered by Buyer as a result of the Like-kind Exchange, over (2) the costs and expenses of Buyer in consummating the transfer of such Assets to Buyer if the 1031 Election had not been made and (B) the excess, if any, of (1) if the 1031 Election causes Buyer to obtain a tax basis in such assets less than the tax basis Buyer would have had in such Assets had Seller not made a 1031 Election, the Taxes payable by Buyer, over (2) the Taxes that would have been payable by Buyer had Seller not made the 1031 Election;

                          (v) With respect to any leased Real Property for
which a Lease Consent or Estoppel Certificate are not obtained by the date which is twelve (12) months after the Closing Date related to such leased Real Property only, any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, arising from the termination of any lease for such Real Property and the transfer of any Assets from the related leased Real Property to a new site as a result thereof;

                          (vi) Any and all reasonable out-of-pocket costs and
expenses, including reasonable legal fees and expenses, of undertaking remediation or such other action to eliminate any noncompliance with applicable law with respect to any Real Property owned by Seller, in each case as specifically set forth in any Phase II Report;

                          (vii) Any and all loss, liabilities or damages
resulting from those provisions of any employment contract between the Businesses and an Assumed Employee which address the terms and conditions of any grant by PCC to such Assumed Employee of an option to purchase common stock;

                          (viii) The amount finally determined pursuant to
Section 6.12(b)(ii); and

                          (ix) Any and all reasonable out-of-pocket costs and
expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                     (b) Seller's obligation to indemnify Buyer pursuant to
Section 10.2(a) shall be subject to all of the following limitations:

                          (i)  (1) No indemnification shall be required to be
made by Seller as the Indemnifying Party under Section 10.2(a) until the aggregate amount of all Settled Claims of Buyer as Claimant pursuant to this Agreement (and any agreements executed in connection herewith or delivered pursuant hereto) and the Group II-V Asset Purchase Agreement (and any agreements executed in connection therewith or delivered pursuant thereto) exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate (the "Hurdle Amount"); provided, however, that such limitation shall not apply to claims made by Buyer with respect to indemnification pursuant to Section 10.2(a)(iv),
(v), (vi), (vii) and (viii) and prorations and adjustments to the Estimated Purchase Price pursuant to Sections 2.5 and 6.13(b). Once the aggregate amount of all such Settled Claims exceeds the Hurdle Amount, Seller shall provide indemnification to Buyer in respect of all Settled Claims, whether occurring before or after such time.

                               (2)     Notwithstanding anything in this
Agreement or applicable law to the contrary, in no event shall Seller's obligation for indemnification under this Agreement and the Group II-V Asset Purchase Agreement (and agreements executed in connection herewith or therewith or delivered pursuant hereto or thereto) in the aggregate for all such agreements, exceed $56,967,153, and Buyer waives, releases and shall have no recourse against Seller for amounts in excess of $56,967,153; provided, however, that such limitation shall not apply to claims made by Buyer pursuant to Section 10.2(a)(iv) and (viii).

                          (ii) Buyer shall be entitled to indemnification only
for those damages arising with respect to any claim as to which Buyer has given Seller written notice within the appropriate time period set forth in Section
10.1 hereof for such claim.

                          (iii) All of Buyer's damages sought to be recovered
under Section 10.2(a) hereof shall be net of (i) any insurance proceeds received by Buyer as Claimant, with respect to events giving rise to such damages, and (ii) tax benefits finally received by or accruing to Buyer in connection with such events.

                          (iv) Following the Closing, the sole and exclusive
remedy for Buyer for any claim arising out of a breach of any representation, warranty, covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement (and agreements executed in connection herewith or delivered pursuant hereto) or the operations of the Businesses, other than in respect of claims arising in connection with the WHNZ Option Agreement, the WYCL Option Agreement, the Services Agreements and the TSAs, whether such claim is framed in tort, contract or otherwise, shall be a claim for indemnification pursuant to this Section 10.

                          (v) Anything in this Agreement or any applicable law
to the contrary notwithstanding, it is understood and agreed by Buyer that, other than with respect to Seller (but not including any shareholder, director, officer, employee, agent or Affiliate of Seller) as expressly provided for in Section 10.2(a) and this Section 10.2(b), no shareholder, director, officer, employee, agent or Affiliate of Seller shall have (i) any personal liability to Buyer as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Businesses or (ii) any personal obligation to indemnify Buyer for any of Buyer's claims pursuant to Section 10.2(a) and Buyer waives and releases and shall have no recourse against any of such parties described in this Section 10.2(b)(v) as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Businesses; provided, however, that the foregoing shall not affect the liability and obligations of any of the parties to the Clear Channel Loan Agreement and the Guaranty delivered to Buyer pursuant to Section 6.10(a)(i)(6) of the Group II-V Asset Purchase Agreement thereunder.

         10.3 Indemnification by Buyer and Guarantor. (a) After the Closing, Buyer and Guarantor hereby jointly and severally agree to indemnify, defend and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                          (i) Any and all losses, liabilities or damages
resulting from any material breach of any representation or warranty made pursuant to this Agreement, or any material failure by Buyer or Guarantor to perform any covenant of Buyer or Guarantor set forth in this Agreement or in any certificate, document or instrument delivered to Seller under this Agreement;

                          (ii) Any failure by Buyer or Guarantor to pay,
perform or discharge any and all Assumed Liabilities or any other liabilities of Buyer or Guarantor pursuant to this Agreement;

                          (iii) Any litigation, proceeding or claim arising
from the business or operations of the Assets or the Businesses on or after the Effective Time;

                          (iv) Any and all reasonable out-of-pocket costs and
expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                     (b) Buyer's and Guarantor's obligation to indemnify Seller pursuant to Section 10.3(a) shall be subject to all of the following limitations:

                          (i) (1) No indemnification shall be required to be
made by Buyer and Guarantor as the Indemnifying Party under Section 10.3(a)(i) relating solely to material breaches of representations and warranties until the aggregate amount of all Settled Claims of Seller as Claimant pursuant to this Agreement (and any agreements executed in connection herewith or delivered pursuant hereto) and the Group II-V Asset Purchase Agreement (and any agreements executed in connection therewith or delivered pursuant thereto) exceeds the Hurdle Amount in the aggregate; provided, however, that once the aggregate amount of all such Settled Claims exceeds the Hurdle Amount, Buyer shall provide indemnification to Seller in respect of all such Settled Claims, whether occurring before or after such time.

                               (2) Notwithstanding anything in this Agreement
or applicable law to the contrary, in no event shall Buyer's or Guarantor's obligation for indemnification relating solely to representations and warranties under Section 10.3(a)(i) and Section 10.3(a)(i) of the Group II-V Asset Purchase Agreement (and agreements executed in connection herewith or therewith or delivered pursuant hereto or thereto) in the aggregate for all such agreements, exceed $56,967,153, and Seller waives, releases and shall have no recourse against Buyer for amounts in excess of $56,967,153 relating solely to such matters; provided, however, that such limitation shall not apply to claims made by Seller pursuant to any subsection of Section 10.3 or Section
10.3 of the Group II-V Purchase Agreement other than the provisions thereof relating solely to material breaches of representations and warranties under
Section 10.3(a)(i)of this Agreement and Section 10.3(a)(i) of the Group II-V Asset Purchase Agreement.

                          (ii) Seller shall be entitled to indemnification only
for those damages arising with respect to any claim as to which Seller has given Buyer written notice within the appropriate time period set forth in
Section 10.1 hereof for such claim.

                          (iii) All of Seller's damages sought to be recovered
under Section 10.3(a) hereof shall be net of (A) any insurance proceeds received by Seller as Claimant, with respect to events giving rise to such damages, and (B) any tax benefits finally received or accruing to Seller in connection with such events.

                          (iv) Following the Closing, the sole and exclusive
remedy for Seller for any claim arising out of a breach of any representation, warranty, covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement (and agreements executed in connection herewith or delivered pursuant hereto) or the operations of the Businesses, other than in respect of claims arising in connection with the WHNZ Option Agreement, the WYCL Option Agreement, the Services Agreements and the TSAs, whether such claim is framed in tort, contract or otherwise, shall be a claim for indemnification pursuant to this Section 10.

                          (v) Anything in this Agreement or any applicable law
to the contrary notwithstanding, it is understood and agreed by Seller that, other than with respect to Buyer and Guarantor (but not including any shareholder, director, officer, employee, agent or other Affiliate of either of them), as expressly provided for in Section 10.3(a) and this Section 10.3(b), no shareholder, director, officer, employee, agent or Affiliate of Buyer or Guarantor shall have (A) any personal liability to Seller as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Businesses or (B) personal obligation to indemnify Seller for any of Seller's claims pursuant to
Section 10.3(a), and Seller waives and releases and shall have no recourse against any one of such parties described in this Section 10.3(b)(v) as the result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Businesses.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                     (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten Business Days after written notice of such action, suit, or proceeding was given to Claimant.

                     (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof (including Sections 10.2(b) and 10.3(b)). If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity, as applicable, subject to the limitations of Sections 10.2(b) and 10.3(b).

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least fifteen (15) days' prior written notice of the terms of the proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

                     (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as practicable.

                     (e) Any claim for indemnity pursuant to this Section 10 with respect to which (i) the Claimant and the Indemnifying Party agree as to its validity and amount, (2) a final judgment, order or award of a court of competent jurisdiction deciding such claim has been rendered, as evidence by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired or (3) the Indemnifying Party has not given written notice to the Claimant disputing such claim in whole or in part within thirty days of receiving notice thereof, is referred to as a "Settled Claim."


SECTION 11 MISCELLANEOUS

         11.1 Fees and Expenses. Except as otherwise specifically provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the documents and transactions contemplated hereby, including all fees and expenses of counsel, accountants, agents and representatives; provided, however, that all transfer taxes, recordation taxes, sales taxes and document stamps in connection with the transactions contemplated by this Agreement and all other filing fees (including all FCC and HSR Act filing fees) and other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement shall be paid one-half by Buyer and one-half by Seller. Notwithstanding the foregoing, Seller shall pay (a) all Florida state sales tax, if any, arising from the conveyance of the Assets to Buyer pursuant to this Agreement and (b) all federal, state or local income taxes payable by Seller, and Buyer shall pay all federal, state or local income taxes payable by Buyer. Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws.

         11.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing,
(ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

         To Metroplex, CCL          Clear Channel Metroplex,
         or Guarantor:              Inc.
                                    200 Concord Plaza, Suite 600
                                    San Antonio, Texas 78216
                                    Attention: Mark P. Mays, President
                                               Kenneth E. Wyker, Senior
                                                    Vice President for
                                                    Legal Affairs
                                    Telecopy:  (210) 822-2299
                                    Telephone: (210) 822-2828


         with a copy                Wiley Rein & Fielding
         (which shall               1776 K Street, N.W.
         not constitute             Washington, D.C. 20006
         notice) to:                Attention: Richard J. Bodorff, Esq.
                                    Telecopy: (202) 429-7049
                                    Telephone: (202) 429-7000

         To Seller:                 Paxson Communications Corporation
                                    601 Clearwater Park Road
                                    West Palm Beach, FL 33401
                                    Attention:  Mr. Lowell W. Paxson
                                    Mr. Anthony L. Morrison
                                    Telecopy:   (561) 655-9424
                                    Telephone:  (561) 659-4122

         with a copy                Dow, Lohnes & Albertson, PLLC
         (which shall               1200 New Hampshire Avenue, N.W.
         not constitute             Suite 800
         notice) to:                Washington, DC  20036-6802
                                    Attention: John R. Feore, Jr., Esq.
                                    Telecopy:  (202) 776-2222
                                    Telephone: (202) 776-2000

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect. Except as otherwise provided in
Section 11.10 and the following sentence of this Section 11.3, no party hereto may assign this Agreement without the prior written consent of the other parties hereto. Buyer may assign all of its rights and obligations under this Agreement to Clear Channel Radio, Inc. ("CCRI") and Clear Channel Radio License, Inc. ("CCRL"), so long as (i) CCRI and CCRL are wholly-owned subsidiaries of the Guarantor and (ii) such assignment does not hinder, impair or delay in any respect the grant by the FCC of the FCC Consent or the Closing; provided that such assignment shall not release Buyer from any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.4 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Closing Date, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale contemplated by this Agreement and the consummation of the other transactions contemplated hereby, including executing and delivering such documents as the other party being advised by counsel shall reasonably request in connection with the consummation of this Agreement and the consummation of the other transactions contemplated hereby, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 Entire Agreement. This Agreement, the Appendices, Exhibits and Schedules hereto, the Group II-V Asset Purchase Agreement and all documents, certificates and other documents to be delivered by the parties pursuant hereto and thereto, collectively, represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement supersedes the Letter of Intent dated June 16, 1997, as amended, and all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought. Buyer acknowledges and agrees that Seller shall not be liable for or bound in any manner by, and Buyer has not relied upon, any express or implied, oral or written information, warranty, guaranty, promise, statement, inducement, presentation or opinion (whether of, by or on behalf of Seller, any broker or finder, or any officer, employee, agent or representative of any of the foregoing, or any other person) pertaining to the transactions contemplated hereby, the Seller, the Businesses, the Assets, or any part of any of the foregoing (including, without limitation, any projections, budgets or other financial forecasts or the physical condition of the Businesses or any of the Assets, or the uses which can be made of the same or the value thereof), except as is expressly set forth in this Agreement.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         11.10 Cooperation With Respect to Like-Kind Exchange. Seller may assign some or all of its rights (but not its obligations) under this Agreement to an escrow agent or other Person reasonably satisfactory to Buyer serving as a Intermediary under United States Treasury Regulations promulgated under
Section 1031 of the Code; provided that (i) such assignment shall not deprive Buyer of rights or benefits, or relieve Seller of any obligations or liabilities, under this Agreement, (ii) Buyer shall not be obligated to expend funds or incur obligations or liabilities in connection therewith and (iii) Seller shall indemnify and hold harmless Buyer from and against any and all loss, liability, cost and expense arising or resulting from any such transaction. Seller intends for such exchange to constitute a like-kind exchange pursuant to Section 1031 of the Code. However, nothing in this Agreement shall be construed as a representation or warranty of any party to any other party as to the tax characterization of the transaction.

         11.11 Guaranty. (a) Guarantor irrevocably guarantees (the "Guarantee"), as principal and not as surety, to Seller and its successors and permitted assigns full and prompt performance by Buyer (which for all purposes hereof shall include any assignee(s) of Buyer permitted under Section 11.3) of all of its obligations under or pursuant to this Agreement and all documents and instruments executed in connection herewith or delivered pursuant hereto in accordance with the terms hereof and thereof (the "Guaranteed Obligations"). Such guarantee shall apply and survive until all obligations of Buyer under this Agreement and all documents and instruments executed in connection herewith or delivered pursuant hereto are performed and satisfied in accordance with the terms thereof. Guarantor hereby waives any provision of any statute or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the guarantee is provided. To the fullest extent permitted by applicable law, Guarantor hereby waives presentment to, demand of payment from and protest of any Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of the applicable obligee to assert any claim or demand or to enforce any right or remedy against Guarantor pursuant to the provisions of this Agreement or otherwise and (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Section 11.11, unless consented to in writing by Buyer and Seller.

                     (b) Guarantor hereby represents and warrants to Seller as follows: (i) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to execute, deliver and perform this Agreement according to its terms; (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Guarantor have been duly authorized by all necessary corporate action on the part of Guarantor; (iii) this Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies; and (iv) the execution, delivery and performance of this Agreement: (1) do not require the consent of any third party, (2) do not conflict with the Articles of Incorporation or bylaws of Guarantor, and (3) do not conflict in any material respect with, result in a material breach of, or constitute a material default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to Guarantor or any material contract or agreement to which Guarantor is a party or by which Guarantor may be bound.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer, Seller and Guarantor of the date first written above.



                                        CLEAR CHANNEL METROPLEX, INC.




                                        By:
                                             -------------------------------
                                             Name:
                                             Title:



                                        CLEAR CHANNEL METROPLEX LICENSES, INC.




                                        By:
                                             -------------------------------
                                             Name:
                                             Title:



                                        CLEAR CHANNEL COMMUNICATIONS, INC.




                                        By:
                                             -------------------------------
                                             Name:
                                             Title:



                                        PAXSON COMMUNICATIONS CORPORATION




                                        By:
                                             -------------------------------
                                             Name:
                                             Title:

                                  APPENDIX 1

                                  DEFINITIONS


         "Accounts Receivable" means the rights of Seller as of the Closing Date to payment for the sale of advertising time and other goods and services by any of the Businesses.

         "Affiliate" means, with respect to any Person any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "Assumed Contracts" means (a) all Contracts listed on Schedules 3.5,
3.7 and 3.12 with respect to the Businesses and all Contracts of the type described in Sections 3.5, 3.7 and 3.12 with respect to the Businesses that are not required to be listed thereon pursuant to the exceptions set forth in such Sections; (b) Contracts entered into with advertisers for the sale of advertising time in the ordinary course of business with respect to the Businesses; (c) any Contracts entered into by Seller between the date of this Agreement and the Closing Date related to the Businesses that Buyer agrees in writing to assume, and (d) other Contracts entered into by Seller between the date of this Agreement and the Closing Date related to the Businesses pursuant to this Agreement in compliance with Section 5.1; provided that Assumed Contracts shall in no event include Excluded Contracts.

         "Assumed Liabilities" means (a) any obligation or liability of Seller under the Assets (including the Licenses and the Assumed Contracts) to the extent that either (1) the obligations and liabilities relate to the period after the Effective Time or (2) the Purchase Price was reduced pursuant to
Section 2.5(a) as a result of the proration or adjustment of such obligations and liabilities; (b) any liability or obligation to any former employee of the Businesses who has been hired by Buyer, attributable to any period of time on or after the Effective Time; (c) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of any of the Businesses or any of the Assets with respect to any events or circumstances that occur or arise on or after the Effective Time; (d) all state and local sales or use taxes (or their equivalent) and transfer taxes or recording fees payable as a consequence of the sale of the Assets hereunder to the extent set forth in Section 11.1; and
(e) all other liabilities or obligations expressly assumed by Buyer hereunder with respect to the Assets and the Businesses.

         "Business Day" means any day excluding Saturdays, Sundays and any day that is a legal holiday under the laws of the United States or the State of Florida or is a day on which banking institutions located in the State of Florida are authorized or required by law or other governmental action to close.

         "Closing" means the consummation of the sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consents" means the consents, permits, or approvals of, notices to or filings with, governmental authorities and other third parties necessary to transfer the Assets to Buyer as contemplated hereunder or otherwise necessary to consummate lawfully the transactions contemplated by this Agreement, including, without limitation, the Required Consents.

         "Contracts" means all contracts, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) (A) of Seller or to which Seller is a party or that are binding upon Seller and (B) that relate to or affect the Assets or the business or operations of any of the Businesses, and (x) that are in effect on the date of this Agreement or (y) that are entered into by Seller between the date of this Agreement and the Closing Date, but excluding any Contracts that terminate between the date of this Agreement and the Closing Date.

         "Effective Time" means 12:01 a.m., Eastern Time on the Closing Date.

         "Employee Plan" means any retirement, severance, medical, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which either of Seller or any entity related to Seller (under the terms of Sections 414 (b) or (c) of the Code) contributes or which either of Seller or any entity related to Seller (under the terms of Sections 414 (b) or (c)of the Code) sponsors or maintains.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Estoppel Certificate" means an estoppel certificate executed by the landlord under a lease for any leased Real

Property, certifying a copy of such lease and stating that all rental payments due thereunder are current and, to the knowledge of such landlord, there are no defaults under such lease; provided, however, that to the extent any such landlord refuses to execute such an estoppel certificate, but executes a Lease Consent, such Lease Consent shall be deemed to be an Estoppel Certificate.

         "Excluded Assets" means:

                     (a) any assets of any nature whatsoever of Seller that are not used in the conduct of the business or operations of the Businesses, including, without limitation, any assets of Seller (or its subsidiaries) used or useful in the operations of the television stations owned or operated by Seller (or its Subsidiaries);

                     (b) all cash, cash equivalents and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, Treasury bills and marketable securities and other securities of Seller;

                     (c) contracts of insurance and insurance plans and the assets thereof, promissory notes (except those made by account debtors), amounts currently due from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto;

                     (d) any pension, profit-sharing, retirement, bonus, stock purchase, savings plans and trusts, 401(k) plans, health insurance plans (including any insurance contracts or policies related thereto), and the assets thereof and any rights thereto, and all other plans, agreements or understandings to provide employee benefits of any kind for employees of Seller;

                     (e) claims of Seller with respect to transactions attributable to the operations of any of the Businesses prior to the Closing, including, without limitation, rights and interests of Seller in and to any claims for Tax refunds and causes of action and claims of Seller under contracts and with respect to other transactions with respect to events occurring prior to the Closing and all claims for other refunds or returns of monies paid to any governmental agency or otherwise and all claims for copyright royalties for broadcast prior to the Closing;

                     (f) Contracts that are not Assumed Contracts, including those listed in Schedule 1.1(f) and those provisions of any employment contract with respect to the Businesses between Seller and its Affiliates and an Assumed Employee which address the terms and conditions of any grant by PCC to such Assumed Employee of an option to purchase common stock of PCC (the "Excluded Contracts");

                     (g) Seller's interest in any of its subsidiaries, Seller's corporate records and other books and records that pertain to internal corporate matters of Seller and Seller's account books of original entry with respect to any of the Businesses, and any other Assets, and all original accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information of Seller relating to Seller's operation of the Businesses and any other Assets prior to the Closing;

                     (h) the deposits and prepaid expenses of Seller with respect to the items that are not subject to adjustment under Section 2.5 hereof and with respect to which Seller remains liable pursuant to Section 2.5 hereof;

                     (i) rights to the name "Paxson" or any logo, variation or derivation thereof;

                     (j) Seller's interest in the assets described on Schedule 1.1(j);

                     (k) the tangible and intangible, real and personal assets used or useful in connection with the business or operation of WYCL, WHNZ and WEAT;

                     (l) the assets used in connection with a commercial billboard outdoor advertising business in the Tampa, Florida market that are not used in any other business (it being understood and agreed that in no event shall any billboards in the Tampa, Florida market be included in the Assets) (the "Tampa Billboard Business"); and

                     (m) the assets used in connection with the business of the Miami Toros/Bulls Arena Football League franchise and the Florida Eagles American Hockey League franchise (the "Sports Teams Business").

                     "FCC" means the Federal Communications Commission.

                     "FCC Consent" means actions by the FCC granting its consent to the assignment of the authorizations by the FCC to operate satellite earth stations E940489, Miami, FL and E860028, Nashville, TN (the "Earth Station Licenses") by Seller to Buyer as contemplated by this Agreement.

         "FCC Licenses" means those Licenses issued by the FCC in connection with the business and operations of the Businesses.

         "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, computer programs and computer license interests to the extent owned by and transferable by Seller, patents, permits, jingles, proprietary information, technical information and data, and other similar intangible or intellectual property rights and interests applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and that are used or useful in the business and operations of any of the Businesses, together with any additions thereto between the date of this Agreement and the Closing.

         "Intermediary" means an escrow agent or other Person serving as a "qualified intermediary" under United States Treasury Regulations promulgated pursuant to Section 1031 of the Code.

         "Lease Consent" means the Consent of any landlord under any lease for any leased Real Property.

         "License Assets" means all FCC Licenses.

         "Licenses" means all licenses, permits, construction permits and other authorizations issued by any federal, state, or local governmental authorities to Seller currently in effect and used in connection with the conduct of the business or operations of any of the Businesses, including, without limitation, the Earth Station Licenses, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Lien" means any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, restrictions or encumbrances of any nature whatsoever.

         "Material Adverse Effect" means a material adverse effect on the financial condition of the Stations' Business and the business of the Businesses, taken as a whole; provided that the foregoing shall not include any material adverse effect attributable to, resulting from or arising out of (a) factors affecting the industries to which the Businesses relate and the radio broadcasting industry generally, (b) general national, regional or local economic or financial conditions, (c) governmental or legislative laws, rules or regulations, or (d) actions taken by Buyer or any Affiliate of Buyer.

         "Network" means any of the Alabama Radio Network, the Tennessee Radio Network, the University of Miami Sports Radio Network, the Florida Radio Network, the University of Florida Sports Radio Network and the Penn State Sports Radio Network.

         "Non-License Assets" means all Assets other than the FCC Licenses.

         "Permitted Liens" means (a) liens for taxes and assessments not yet due and payable; (b) landlord's liens and liens for property taxes not delinquent; (c) statutory liens that were created in the ordinary course of business not delinquent; (d) restrictions or rights granted to governmental authorities under applicable law; (e) zoning, building, or similar restrictions relating to or affecting property; (f) all matters of record that do not adversely affect in any material respect the use of the Real Property as currently used (excluding, however, any mortgage, deed to secure debt, deed of trust, security agreement, judgment lien, or statutory claim of lien or other title exception or defect that is monetary in nature, other than those in favor of Buyer); (g) the Assumed Liabilities; (h) any other encumbrances disclosed in this Agreement or the Schedules hereto or in any title policy or survey delivered to Buyer on or before the date hereof pursuant to this Agreement (excluding, however, any mortgage, deed to secure debt, deed of trust, security agreement, judgment lien, or statutory claim of lien or other title exception or defect that is monetary in nature, other than those in favor of Buyer); (i) any other easement, encroachment, encumbrance or other condition that does not adversely affect in any material respect the use of the Real Property as currently used.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

         "Real Property" means (a) all fee estates in real property, and all buildings and other improvements thereon, owned, leased or held by Seller that are used or useful in the business or operations of any of the Businesses; and
(b) leases of any real property under which Seller is the lessee that are used or useful in the business or operations of any of the Businesses, together with any additions thereto between the date of this Agreement and the Closing.

         "Remaining Assets" means, as of the Further Closing Date, the Assets not sold at the First Closing.

         "Repurchase Assets" means all Assets other than the Assets which are used or useful in the conduct or operations of the Billboard Business.

         "Required Consents" means the Consents listed in Schedule 3.3 that are designated with an asterisk.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Seller that is used or useful in the conduct of the business or operations of any of the Businesses, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tax" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing required to be submitted by Seller relating to the Businesses to any governmental authority with respect to any Tax.

         "Termination Date" means the date which is eighteen (18) months from the date hereof.

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


Term                                    Section
----                                    -------
Alabama Radio Network                   Recitals
Applicable Environmental Laws           Section 3.16
Assessments                             Section 6.8
Assets                                  Section 2.1
Assignment and Assumption Agreement     Section 8.2(a)
Assumed Employees                       Section 6.6(a)
Billboard Business                      Recitals
Businesses                              Recitals
Buyer                                   Preamble
CCL                                     Preamble

CCML                                    Section 2.3
CCRI                                    Section 11.3
CCRL                                    Section 11.3
CEA                                     Section 3.17
Claimant                                Section 10.4(a)
Clear Channel                           Preamble
Deeds                                   Section 8.2(a)
DOJ                                     Section 6.2
Earth Station                           Section 3.4(a)
Employees                               Section 3.12
Estimated Purchase Price                Section 2.4
FCC                                     Appendix 1
FCC Licenses                            Section 3.4(a)
Final Purchase Price                    Section 2.6(b)
Financial Statements                    Section 3.9
Florida Radio Network                   Recitals
FTC                                     Section 6.2
Group II-V Asset Purchase Agreement     Section 2.3
Guarantee                               Section 11.11(a)
Guaranteed Obligations                  Section 11.11(a)
Guarantor                               Preamble
Hazardous Substance                     Section 3.16(a)
Hurdle Amount                           Section 10.2(b)
Indemnifying Party                      Section 10.4(a)
Like-kind Exchange                      Section 10.2
Loss                                    Section 6.12(a)
LPI                                     Section 2.3
Metroplex                               Preamble
Monthly Financial Information           Section 5.5
Negative Balance                        Section 2.5(a)
New Phase I Report                      Section 6.8(d)
PCC                                     Preamble
PCC Billboard and Network Business      Recitals
Penn State Sports Radio Network         Recitals
Phase II Report                         Section 6.8(b)
Preliminary Purchase Price              Section 2.5(a)
Preliminary Settlement Statement        Section 2.5(b)
Purchase Price                          Section 2.4(a)
Radio Frequency Protection Guides       Section 3.4(a)
Retained Liabilities                    Section 10.1(d)
Schedule Supplement                     Section 6.11
Seller                                  Preamble
Settled Claim                           Section 10.4(e)
Sports Team Business                    Appendix 1
Tampa Billboard Business                Appendix 1
Tennessee Radio Network                 Recitals
University of Florida
         Sports Radio Network           Recitals
University of Miami Sports Radio
         Network                        Recitals
WARN Act                                Section 6.6(d)
1031 Election                           Section 10.2(iv)